        As filed with the Securities and Exchange Commission on February 3, 1997
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
                         AMERICAN CARD TECHNOLOGY, INC.
                 (Name of Small Business Issuer in its Charter)

           Delaware                                        7379                                      06-1403123
(State or other jurisdiction of                (Primary Standard Industrial                      (I.R.S. Employer
incorporation or organization)                  Classification Code Number)                     Identification No.)

                             1355 Terrell Mill Road
                            Building 1462, Suite 200
                             Marietta, Georgia 30067
                                 (770) 951-2284
          (Address and Telephone Number of Principal Executive Offices
    and Principal Place of Business or Intended Principal Place of Business)

                                 Raymond Findley
                             1355 Terrell Mill Road
                            Building 1462, Suite 200
                             Marietta, Georgia 30067
                                 (770) 951-2284
            (Name, Address and Telephone Number of Agent for Service)
                                ---------------
                                   Copies to:
                                                 Robert J. Mittman, Esq.
    James Martin Kaplan, Esq.                     Robert J. Mittman, Esq.
Zimet, Haines, Friedman & Kaplan                   Tenzer Greenblatt LLP
         460 Park Avenue                           The Chrysler Building
    New York, New York  10022                      405 Lexington Avenue
  Telephone No.: (212) 486-1700                  New York, New York  10174
  Facsimile No.: (212) 223-1151                Telephone No.: (212) 885-5000
                                               Facsimile No.: (212) 885-5001
                                ---------------
    Approximate Date of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                ---------------

                                                        CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                Proposed Maximum     Proposed Maximum
           Title of Each Class of                Amount To       Offering Price          Aggregate                   Amount of
        Securities To Be Registered            Be Registered      Per Unit (1)      Offering Price (1)            Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock,
  par value $.001 per share.................   1,725,000(2)           $5.00             $8,625,000                   $2,613.64
-----------------------------------------------------------------------------------------------------------------------------------
Redeemable Warrants, each to purchase one
  share of Common Stock.....................   1,725,000(3)           $ .10               $172,500                      $52.27
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock,
  par value $.001 per share(4)..............   1,725,000(5)           $5.00             $8,625,000                   $2,613.64
-----------------------------------------------------------------------------------------------------------------------------------
Underwriter's Warrants, each to purchase one
  share of Common Stock(6)..................     150,000              $.001                $150                          (7)
-----------------------------------------------------------------------------------------------------------------------------------
Underwriter's Warrants, each to purchase one
  warrant(6)................................     150,000             $.0001                 $15                          (7)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock,
  par value $.001 per share(8)..............     150,000              $6.75             $1,012,500                     $306.82
-----------------------------------------------------------------------------------------------------------------------------------
Warrants, each to purchase one share of
  Common Stock(9)...........................     150,000              $.135                $20,250                       $6.14
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock,
  par value $.001 per share(10).............     150,000              $8.25             $1,237,500                     $375.00
-----------------------------------------------------------------------------------------------------------------------------------
      Total Registration Fee.........................................................................................$5,967.51
===================================================================================================================================

 (1) Estimated pursuant to Rule 457(a) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee.
 (2) Includes 225,000 shares which the Underwriter has an option to purchase from the Registrant to cover over-allotments, if any.
 (3) Includes 225,000 redeemable warrants which the Underwriter has the option to purchase from the Registrant to cover over-allotments, if any.
 (4) Issuable upon exercise of the redeemable warrants to be sold to the public hereunder, together with such indeterminate number of shares of Common Stock as may be issuable by reason of the anti-dilution provisions contained therein.
 (5) Assumes the Underwriter's option to purchase 225,000 additional redeemable warrants to cover over-allotments, if any, has been exercised.
 (6) To be issued by the Company and purchased by the Underwriter upon the consummation of this offering.
 (7) No fee due pursuant to Rule 457(g).
 (8) Issuable upon exercise of the Underwriter's Warrants, together with such indeterminate number of shares of Common Stock as may be issuable by reason of the anti-dilution provisions contained therein.
 (9) Issuable upon exercise of the Underwriter's Warrants.
(10) Issuable upon exercise of the warrants underlying the Underwriter's Warrants, together with such indeterminate number of shares of Common Stock as may be issuable by reason of the anti-dilution provisions contained therein.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         AMERICAN CARD TECHNOLOGY, INC.
                              CROSS REFERENCE SHEET
  SHOWING LOCATION IN PROSPECTUS OF INFORMATION REQUIRED BY ITEMS OF FORM SB-2

              Item in Form SB-2                                          Caption or Location in Prospectus
              -----------------                                          ---------------------------------
 1.   Front of Registration Statement and Outside
         Front Cover Page of Prospectus...............................   Facing Page of Registration Statement; Cross Reference
                                                                         Sheet; Outside Front Cover Page of Prospectus
 2.   Inside Front and Outside Back Cover Pages
         of Prospectus................................................   Inside Front and Outside Back Cover Pages of Prospectus
 3.   Summary Information and Risk Factors............................   Prospectus Summary; Risk Factors
 4.   Use of Proceeds.................................................   Use of Proceeds
 5.   Determination of Offering Price.................................   Outside Front Cover Page; Risk Factors; Underwriting
 6.   Dilution........................................................   Risk Factors; Dilution
 7.   Selling Security Holders........................................   *
 8.   Plan of Distribution............................................   Outside Front and Outside Back Cover Pages of Prospectus;
                                                                         Inside Front Cover Page of Prospectus; Underwriting
 9.   Legal Proceedings...............................................   *
10.   Directors, Executive Officers, Promoters and
         Control Persons..............................................   Management
11.   Security Ownership of Certain Beneficial
         Owners and Management........................................   Principal Stockholders
12.   Description of Securities.......................................   Description of Securities
13.   Interest of Named Experts and Counsel...........................   *
14.   Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities .................................................   *
15.   Organization Within Last Five Years.............................   Prospectus Summary; Plan of Operation; Business; Certain
                                                                         Transactions
16.   Description of Business.........................................   Prospectus Summary; Business
17.   Management's Discussion and Analysis
         or Plan of Operations........................................   Plan of Operation
18.   Description of Property.........................................   Business
19.   Certain Relationships and Related
         Transactions.................................................   Certain Transactions
20.   Market for Common Equity and Related
         Stockholder Matters..........................................   Outside Front Cover Page of Prospectus; Risk Factors;
                                                                         Description of Securities; Shares Eligible for Future Sale;
                                                                         Underwriting
21.   Executive Compensation..........................................   Management
22.   Financial Statements............................................   Financial Statements
23.   Changes In and Disagreements With
         Accountants on Accounting and
         Financial Disclosure.........................................   *



     * Not applicable or answer is negative.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  PRELIMINARY PROSPECTUS DATED FEBRUARY 3, 1997
                              SUBJECT TO COMPLETION
[LOGO]                   AMERICAN CARD TECHNOLOGY, INC.
                      1,500,000 Shares of Common Stock and
        Redeemable Warrants to Purchase 1,500,000 Shares of Common Stock

                  The Company is offering hereby 1,500,000 shares of Common Stock (the "Common Stock") and redeemable warrants to purchase 1,500,000 shares of Common Stock (the "Warrants"). The shares of Common Stock and Warrants may be purchased separately and will be separately transferable immediately upon issuance. Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at a price of $5.00, subject to adjustment in certain
circumstances, at any time commencing       , 1998, or earlier upon the consent
of the Underwriter, through and including        , 2002. The Warrants are
redeemable by the Company, upon the consent of the Underwriter, at a price of $.10 per Warrant, at any time commencing after the Company has reported its first four fiscal quarters of financial results following the date of this Prospectus, upon notice of not less than 30 days, provided that the closing bid quotation of the Common Stock on all 20 trading days ending on the third day prior to the day on which the Company gives notice has been at least 150% (currently $7.50, subject to adjustment) of the then effective exercise price of the Warrants. In the event the Company's results of operations for the first four fiscal quarters following the date of this Prospectus reflect, on a cumulative basis during such four quarters, either revenues of under $5,000,000 or pre-tax operating losses (before interest income and expense, financing costs, taxes and extraordinary items) in excess of $1,000,000, then the exercise price of the Warrants shall decrease from $5.00 per share to $4.00 per share. See "Description of Securities."

                  Prior to this offering, there has been no public market for the Common Stock or the Warrants and there can be no assurance that any such market will develop. It is anticipated that the Common Stock and Warrants will be quoted on the Nasdaq Small-Cap Market ("Nasdaq") under the symbols "ACRD"
and "ACRDW", respectively. The offering prices of the Common Stock and Warrants, and the exercise price of the Warrants, were determined pursuant to negotiations between the Company and the Underwriter and do not necessarily relate to the Company's book value or any other established criteria of value. For a discussion of the factors considered in determining the offering prices, see "Underwriting."
                            ------------------------

    THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT
   AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" COMMENCING
                           ON PAGE 8 AND "DILUTION."



  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
         EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
   THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=========================================================================================================================
                                                    Price              Underwriting                  Proceeds
                                                     to               Discounts and                     to
                                                   Public             Commissions(1)                Company(2)
-------------------------------------------------------------------------------------------------------------------------
Per Share..................................         $5.00                  $.50                       $4.50
-------------------------------------------------------------------------------------------------------------------------
Per Warrant................................         $.10                   $.01                        $.09
-------------------------------------------------------------------------------------------------------------------------
Total(3)...................................      $7,650,000              $765,000                   $6,885,000
=========================================================================================================================

(1) In addition, the Company has agreed to pay to the Underwriter a 3% nonaccountable expense allowance, to sell to the Underwriter warrants (the "Underwriter's Warrants") to purchase 150,000 shares of Common Stock and/or 150,000 Warrants and to retain the Underwriter as a financial consultant. The Company has also agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting expenses, including the Underwriter's nonaccountable expense allowance in the amount of $229,500 ($263,925, if the Underwriter's over-allotment option is exercised in full), estimated at $650,000, payable by the Company.
(3) The Company has granted the Underwriter an option, exercisable within 45 days from the date of this Prospectus, to purchase up to 225,000 additional shares of Common Stock and/or 225,000 additional Warrants, on the same terms as set forth above, solely for the purpose of covering over-allotments, if any. If the Underwriter's over-allotment option is exercised in full, the total price to public, underwriting discounts and commissions and proceeds to company will be $8,797,500, $879,750 and $7,917,750, respectively. See "Underwriting."

         The shares of Common Stock and Warrants are being offered, subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to the approval of certain legal matters by counsel and to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify the offering and to reject any order in whole or in part. It is expected that delivery of certificates representing the shares of Common Stock and Warrants will be made against payment therefor at the offices of the Underwriter, 650
Fifth Avenue, New York, New York 10019, on or about                    , 1997.


                           Whale Securities Co., L.P.
                The date of this Prospectus is       , 1997

                                                   [Photographs]












                              AVAILABLE INFORMATION

         As of the date of this Prospectus, the Company will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will file reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as the Company deems appropriate or as may be required by law.



         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE COMMON STOCK AND WARRANTS AT LEVELS ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. The statements contained in this Prospectus which are not historical facts are forward looking statements that involve risks and uncertainties including, but not limited to, those described under "Risk Factors." Unless otherwise indicated, all information contained in this Prospectus, including all share and per share data and information relating to the number of shares of Common Stock outstanding, (i) gives effect to a 4.06-for-1 stock split effected in January 1996, (ii) gives effect to a recapitalization effected in December 1996 pursuant to which each outstanding share of Common Stock, no par value per share, was converted into 2,500 shares of Common Stock, par value $.001 per share, and (iii) assumes no exercise of the Underwriter's over-allotment option to purchase 225,000 additional shares of Common Stock and/or 225,000 additional Warrants. See "Underwriting" and Note 7 of Notes to Financial Statements.

                                   The Company

         American Card Technology, Inc. (the "Company"), a development stage company, was organized to design, develop and market high security, flexible, multiple application smart card systems. A smart card is a credit card-sized plastic card containing a microchip that provides the card with memory storage capabilities in a secure environment and, in advanced versions such as the Company's, enables the card to perform data processing functions. Smart card systems are typically used by government agencies or commercial enterprises (the "system sponsor") to store, access and modify participant or customer (the "user") information. The Company's proprietary smart card technology and software enable system sponsors to store data on a user's smart card, and enable the system sponsor, or a service provider authorized by the system sponsor to access user information (the "authorized service provider"), to access, read, input, delete, modify and process such data. The Company designs its smart card systems to perform functions for various target markets, such as employee licensing, animal health and registration, frequent patron tracking and various government applications, depending on the system sponsor's needs. The Company believes that its smart card systems, which offer the capability to perform multiple functions on a single card, provide enhanced security and privacy protection not offered by existing smart cards and position the Company to capitalize on perceived market opportunities for information systems incorporating smart card technology.

         Smart card technology is currently in wide use in Europe, the Pacific Rim, Latin America and the Middle East. Worldwide production of smart cards numbered approximately 482 million units in 1995 and was expected to have exceeded 729 million units in 1996, according to a microchip manufacturer cited in Card Technology Today, an industry trade journal. Most smart cards currently in use are low capacity memory-only phone cards which provide only data storage, reading and deletion capabilities. More sophisticated smart cards, including the Company's smart cards, are microprocessor-based and therefore have the ability not only to store, read and delete data but also to add, modify and process data. However, the Company believes that most microprocessor-based smart cards currently in use were designed to perform functions for single purpose applications only, such as pay television access control, medical or academic recordkeeping or insurance claim processing. The Company believes that these smart cards also generally utilize multiple, alternative technologies, such as microchips, bar codes and magnetic stripes simultaneously, or allow access by any authorized service provider to all the information included within the card.

         Although the use of smart cards is increasing, most cards currently used in electronic transactions are magnetic stripe cards, such as ordinary credit cards or automatic teller machine cards. Such cards contain only limited information such as account numbers and identification information, but cannot store or update additional information such as current account balances. The Company believes that its proprietary smart card systems, comprised of smart cards, read/write devices, other related hardware and system software, offer certain advantages over magnetic stripe cards and existing smart card systems, including enhanced security features and multiple function capabilities through the use of dual card access technology and multiple application layering. The dual card access technology incorporated in the Company's smart card systems requires the simultaneous use of both a card issued to a user (a "user card") and a card issued to an authorized service provider (an "access card") to access the system. The information on the user's smart card cannot be accessed or modified unless used in tandem with the authorized service provider's card. For example, a health maintenance organization ("HMO") could sponsor a system whereby each patient (the user) enrolled in the HMO would receive a smart card with his or her medical records stored on the card's microprocessor chip. The HMO would issue access cards to its member physicians (the authorized service providers) and, when a patient visits any of these HMO-affiliated physicians, the physician would be able to update the patient's medical record and history. The dual card access technology provides enhanced security for the information on the user's card by preventing unauthorized persons from accessing or modifying such data without the proper access card.

         The Company's smart cards are also uniquely designed to include multiple application layers, with each layer enabling the performance of numerous functions when activated by the proper access card. The Company's smart card systems can provide different sponsors or authorized service providers with access to different application layers on one user's smart card. Therefore, an HMO could also store, on the same card that contains a user's medical records, insurance claim records for access only by the HMO's benefits administrators. Each application layer contains its own security feature and can only be accessed or altered by the authorized service provider holding the access card programmed for that layer. By providing a system sponsor with the ability to add applications over time, as well as allowing multiple system sponsors to utilize different layers of the same smart card for different purposes, the Company's smart card systems will enable the cost per smart card to be allocated among separate system sponsors or different departments within a single system sponsor. The Company believes that these features position its smart card systems as secure, cost-effective solutions for electronic transaction and information processing.

         To date, the Company has developed and installed, on a limited basis, employee identification and licensing smart card systems for the thoroughbred racing industry. The Company currently provides to the Birmingham Race Course and the Oregon Racing Commission smart cards capable of controlling on-site access and maintaining employee state licensing information. In addition, the Company has completed a pilot program in New Jersey and Pennsylvania for the issuance of "equine health passport" smart cards for monitoring the identity, interstate and intrastate movement and medical records of thoroughbred horses. The Company is scheduled to commence a similar program in New York in May 1997. Although the completed program successfully tested the equine health passport smart card system, such pilot program has not resulted in any system sales to date. There can be no assurance that any of the Company's pilot programs will result in system purchases by any potential system sponsor.

         The Company's objective is to become a leading provider of smart card systems to government and commercial system sponsors requiring increasingly complex, secure and cost-effective information processing systems. The Company intends to market its products through strategic marketing alliances and licensing or other arrangements with systems integrators, value added resellers and other smart card vendors. The Company anticipates that, under certain circumstances, its smart card products will be bundled with the other party's products and services to create a complete integrated system that can be marketed to potential system sponsors. The Company will also seek to provide complete integrated smart card solutions, on a turnkey basis, to system sponsors by providing all of the hardware and software elements required to implement the system.

         Since inception, the Company has been engaged principally in organizational activities, including developing a business plan, hiring personnel and developing and enhancing its smart card technology and software, and has only recently commenced the limited marketing of its smart card systems. The Company has generated limited revenues and incurred significant operating losses. Therefore, the Company has a limited operating history upon which an evaluation of its prospects can be made. The Company's prospects must be considered in light of the risks, uncertainties, expenses, delays and difficulties associated with the establishment of a new business in the evolving smart card industry, as well as those risks encountered in the shift from development to commercialization of new products based on innovative technologies. There can be no assurance that the Company's smart card systems will ever gain market acceptance, or that the Company will be able to successfully implement its marketing strategies, generate meaningful revenues or ever achieve profitable operations.

         The Company was incorporated under the laws of the State of Delaware in June 1994. Unless otherwise indicated, all references to the Company include Canadian Smart Card Technology Inc., its majority-owned subsidiary incorporated under the laws of Ontario, Canada (the "Subsidiary"), which was created to exploit the Company's technology in Canada. The Company's principal executive offices are located at 1355 Terrell Mill Road, Building 1462, Suite 200, Marietta, Georgia 30067 and its telephone number is (770) 951-2284.

                                Recent Financing

         In January 1997, the Company consummated a financing (the "Bridge Financing") pursuant to which it issued to 23 private investors (including certain officers and directors of the Company) an aggregate of 25 units (the "Units"), each Unit consisting of (i) an unsecured 9% non-negotiable promissory note of the Company in the principal amount of $50,000 due on the earlier of the consummation of this offering or January 16, 1998 (a "Bridge Note"); (ii) 5,000 shares of Common Stock (the "Bridge Shares"); and (iii) warrants (the "Bridge Warrants") to purchase 25,000 shares of Common Stock at an exercise price of $4.00 per share (the "Bridge Warrant Shares"), subject to adjustment in certain circumstances. The purchase price per Unit was $50,000. The Company received gross proceeds of $1,250,000 from the sale of such Units. After payment of $125,000 in placement fees to the Underwriter, which acted as placement agent for the Company with respect to the Bridge Financing, and other offering expenses of approximately $105,000, the Company received net proceeds of approximately $1,020,000 in connection with the Bridge Financing. The Company's sale of 25 Units resulted in the Company's issuance (in connection with the Bridge Financing) of a total of $1,250,000 principal amount of Bridge Notes, 125,000 Bridge Shares and Bridge Warrants to purchase 625,000 Bridge Warrant Shares. The Company intends, upon the consummation of this offering, to use a portion of the proceeds of this offering to repay the entire principal amount of and accrued interest on the Bridge Notes. See "Use of Proceeds." Additionally, in January 1997, Harold Rothstein, a director of the Company, made a $35,000 working capital loan to the Company, at an interest rate of 10% per annum (the "Interim Loan"), which was repaid upon consummation of the Bridge Financing with a portion of the proceeds thereof. See "Use of Proceeds," "Plan of Operation" and "Certain Transactions."

                                  The Offering

Securities offered......................1,500,000 shares of Common Stock and
                                        Warrants to purchase 1,500,000 shares
                                        of Common Stock.  See "Description of
                                        Securities."

Common Stock to be outstanding
  after the offering(1).................4,125,000 shares.

Warrants
  Number to be outstanding
  after the offering(2).................1,500,000 Warrants.


----------------------
    (1) Includes 125,000 Bridge Shares issued in connection with the Bridge Financing. Does not include (i) 1,500,000 shares of Common Stock reserved for issuance upon exercise of the Warrants; (ii) an aggregate of 300,000 shares of Common Stock reserved for issuance upon exercise of the Underwriter's Warrants and the Warrants included therein; (iii) 625,000 shares of Common Stock reserved for issuance upon exercise of the Bridge Warrants; (iv) 64,000 shares of Common Stock reserved for issuance upon exercise of stock options intended to be granted, as of the date of this Prospectus, under the Company's 1996 Stock Option Plan (the "Stock Option Plan"); (v) 206,000 shares of Common Stock reserved for issuance upon exercise of options available for future grant under the Stock Option Plan; (vi) 7,500 shares of Common Stock reserved for issuance upon exercise of options to be granted, as of the date of this Prospectus, under the Company's Nonemployee Directors' Stock Option Plan (the "Directors' Plan"); (vii) 22,500 shares of Common Stock reserved for issuance upon exercise of options available for future grant under the Directors' Plan; (viii) 100,000 shares of Common Stock issuable upon exercise of an option to purchase 100,000 shares of Common Stock granted to Shreveport Acquisition Corp. ("Shreveport"), a company which is owned by Lawrence O. Perl, the Company's Chief Executive Officer, Harold Rothstein and Raymond Roncari, each a director of the Company (the "Shreveport Option"); and (ix) an indeterminate number of shares of Common Stock reserved for issuance in the event the Company fails under certain circumstances to register, or maintain an effective registration statement with respect to, securities issued in the Bridge Financing. See "Management - 1996 Stock Option Plan," "- Nonemployee Directors' Stock Option Plan," "Certain Transactions," "Description of Securities" and "Underwriting."

    (2) Does not include any warrants referred to in clause (ii) and (iii) of
        Note 1 above.

Exercise terms...........................Exercisable at any time commencing
                                                          , 1998 [one year
                                         following the date of this
                                         Prospectus], or earlier upon the
                                         consent of the Underwriter, each to
                                         purchase one share of Common Stock
                                         at a price of $5.00, subject to
                                         adjustment in certain circumstances.
                                         In the event the Company's results
                                         of operations for the first four
                                         fiscal quarters following the date
                                         of this Prospectus reflect, on a
                                         cumulative basis during such four
                                         quarters, either revenues of under
                                         $5,000,000 or pre-tax operating
                                         losses (before interest income and
                                         expense, financing costs, taxes and
                                         extraordinary items) in excess of
                                         $1,000,000, then the exercise price
                                         of the Warrants shall decrease from
                                         $5.00 per share to $4.00 per share.
                                         See "Description of Securities -
                                         Redeemable Warrants."

Expiration date..........................          , 2002 [five years following
                                         the date of this Prospectus].

Redemption...............................Redeemable by the Company, upon the consent of the Underwriter, at a price
                                         of $.10 per Warrant, at any time
                                         commencing after the Company has
                                         reported its first four fiscal
                                         quarters of financial results
                                         following the date of this
                                         Prospectus, upon notice of not less
                                         than 30 days, provided that the
                                         closing bid quotation of the Common
                                         Stock on all 20 trading days ending
                                         on the third day prior to the day on
                                         which the Company gives notice has
                                         been at least 150% (currently $7.50,
                                         subject to adjustment) of the then
                                         effective exercise price of the
                                         Warrants. See "Description of
                                         Securities - Redeemable Warrants."

Use of Proceeds..........................The Company intends to use the net proceeds of this offering for repayment
                                         of indebtedness; research and
                                         development; sales and marketing;
                                         repayment of certain outstanding
                                         obligations; and the balance for
                                         working capital and general corporate
                                         purposes.  See "Use of Proceeds."

Risk Factors.............................The securities offered hereby are speculative and involve a high degree
                                         of risk and immediate substantial
                                         dilution and should not be purchased
                                         by investors who cannot afford the loss
                                         of their entire investment.  See "Risk
                                         Factors" and "Dilution."

Proposed Nasdaq symbols..................Common Stock - "ACRD".
                                         Warrants - "ACRDW".

                                           Summary Financial Information

      The summary financial information set forth below is derived from and should be read in conjunction with the financial statements of the Company, including the notes thereto, appearing elsewhere in this Prospectus.


Statement of Operations Data:

                                                                                                                        Period
                                                                                                                     from June 21,
                                                                                                                   1994 (inception)
                                       Period from June 21,      Year Ended                Nine Months                    to
                                       1994 (inception) to      December 31,           Ended September 30,           September 30,
                                        December 31, 1994           1995             1995              1996              1996
                                        ------------------          -----            ----              ----             -----
Revenues...........................        $       --              $73,472          $66,262           $19,989            $93,461

Cost of sales......................                --               68,621           57,881            11,250             79,871

Write-off of license fee...........                --              148,000               --            20,000            168,000

Other expenses.....................           434,545              878,461          660,197           918,872          2,231,878

Net loss(1)........................          (434,545)          (1,021,610)        (651,816)         (930,133)        (2,386,288)

Net loss per share.................              (.16)                (.37)            (.24)             (.34)

Weighted average number of shares
outstanding........................         2,750,000            2,750,000        2,750,000         2,750,000



Balance Sheet Data:

                                            December 31, 1995                    September 30, 1996 (unaudited)
                                            -----------------      ---------------------------------------------------------

                                                                       Actual          Pro Forma(2)        As Adjusted(2)(3)
                                                                   -------------       -------------       -----------------

Working capital (deficit).............           $(1,246,660)        $(1,864,837)          $(294,837)            $4,690,163

Total assets..........................               313,923             358,297           1,838,297              5,753,297

Total liabilities.....................             1,269,328           1,913,585           2,581,085                753,585

Total stockholders' equity (deficit)..              (955,405)         (1,555,288)           (742,788)             4,999,712(4)


(1) During the periods presented through June 18, 1996, the Company elected to be treated as an S corporation for federal income tax purposes and, accordingly, no provision for income taxes during such periods is reflected in the Company's financial statements. The Company terminated its status as an S corporation effective June 18, 1996. See Notes to Financial Statements.

(2) Gives effect to (i) the consummation of the Bridge Financing in January 1997 and the application of the net proceeds therefrom; (ii) the conversion, upon the consummation of the Bridge Financing, by The 1994 Perl Trust Indenture, a trust for the benefit of the family of Lawrence Perl, the Chief Executive Officer of the Company, Raymond Findley, the President and Chief Operating Officer of the Company, Raymond Roncari, a director of the Company, and Harold Rothstein (either individually or through The Rothstein Family Trust, a trust for the benefit of the family of Mr. Rothstein), a director of the Company, of loans in the aggregate principal amount of $550,000 (the "Stockholder Loans") into an aggregate of 110,000 shares of Common Stock of the Company (the "Debt Conversion"); and (iii) the incurrence by the Company of $230,000 principal amount of bank indebtedness subsequent to September 30, 1996 (collectively, the "Pro Forma Adjustments").

(3) Gives effect to the sale of the 1,500,000 shares of Common Stock and 1,500,000 Warrants being offered hereby and the anticipated application of the estimated net proceeds therefrom, including repayment of the Bridge Notes. See "Use of Proceeds."

(4) Gives effect to a non-recurring charge of $262,500 representing the unamortized loan discount and $230,000 of unamortized deferred financing costs associated with the Bridge Financing which will be recorded when the Bridge Notes are repaid with a portion of the proceeds of this offering. See Note 9 of Notes to Financial Statements.

                                  RISK FACTORS

         The securities being offered hereby are speculative and involve a high degree of risk, including, but not limited to, those risk factors set forth below, and should not be purchased by anyone who cannot afford a loss of his entire investment. Prospective investors, prior to making an investment in the Company, should carefully consider the following risk factors inherent in and affecting the business of the Company and this offering.

         The discussion in this Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors," "Plan of Operation" and "Business" as well as those discussed elsewhere in this Prospectus.

         1. Development Stage Company; Limited Operating History. The Company was organized in June 1994 and is in the development stage. Since inception, the Company has been engaged principally in organizational activities, including developing a business plan, hiring personnel and developing and enhancing its proprietary smart card technology and software, and it has only recently commenced the limited marketing of its smart card systems. Therefore, the Company has a limited operating history upon which an evaluation of its prospects can be made. The Company's prospects must be considered in light of the risks, uncertainties, expenses, delays and difficulties associated with the establishment of a new business in the evolving smart card industry, as well as those risks encountered in the shift from development to commercialization of new products based on innovative technologies.
See "Plan of Operation."

         2. Limited Revenues; Significant and Continuing Losses; Accumulated Deficit; Explanatory Paragraph in Independent Auditors' Report. The Company has generated limited revenues to date and does not expect to generate meaningful revenues in the near future until such time, if ever, as its smart card systems are successfully commercialized. The Company has incurred significant losses in each period since its inception resulting in an accumulated deficit at September 30, 1996 of $2,386,288 and losses are continuing through the date of this Prospectus. Inasmuch as the Company will continue to have a high level of operating expenses and will be required to make significant up-front expenditures in connection with both the development of its business and the commercialization of its smart card systems (including, without limitation, salaries of executive, technical, marketing and other personnel), the Company anticipates that it will continue to incur significant and increasing losses for the foreseeable future until such time, if ever, as the Company is able to generate sufficient revenues to finance its operations. The Company will also incur non-recurring charges relating to the Bridge Financing of approximately $492,500 upon the consummation of this offering. The Company's independent certified public accountants have included an explanatory paragraph in their report stating that the Company's dependence on outside financing, lack of existing commitments from lenders to provide necessary financing, lack of sufficient working capital and losses since inception raise substantial doubt about the Company's ability to continue as a going concern. There can be no assurance that the Company's smart card systems will gain market acceptance, or that the Company will be able to successfully implement its business strategy, generate meaningful revenues or achieve profitable operations. See "Plan of Operation" and Financial Statements.

         3. Uncertainty of Proposed Plan of Operation. The success of the Company's proposed plan of operation will be largely dependent upon market acceptance of smart cards generally, as well as on the Company's ability to successfully market its smart card systems by persuading potential system sponsors of the perceived benefits of its dual card access and multiple application layering concepts (including the benefits to be derived from allocating total card program costs among individual application layers within a card) and to develop and commercialize further applications of its proprietary technology. In addition, the Company's proposed plan of operation and prospects will be dependent upon, among other things, the Company's ability to enter into strategic marketing and licensing or other arrangements on a timely basis and on favorable terms; establish satisfactory arrangements with sales representatives and marketing consultants; hire and retain skilled management as well as financial, technical, marketing and other personnel; successfully manage growth (including monitoring operations, controlling costs and maintaining effective quality, inventory and service controls); and obtain adequate financing when and as needed. The Company has limited experience in developing new products based on innovative technology and there is limited information available concerning the performance of the Company's technologies or market acceptance of the Company's products. There can be no assurance that the Company will be able to successfully implement its plan or that unanticipated expenses or problems or technical difficulties will not occur which would result in material delays in its implementation. Moreover, there can be no assurance that the Company will have sufficient capacity to satisfy any increased demand for its smart card products and technologies resulting from the Company's implementation of its plan of operation. See "Plan of Operation" and "Business."

         4. New Concept; Uncertainty of Market Acceptance. The smart card industry in the United States is an emerging business characterized by an increasing and substantial number of new market entrants that have introduced or are developing an array of new products and services relating to electronic transactions and information processing. Each of these entrants is or may be seeking to position its products and services as the preferred method of effectuating highly individualized, easy-to-use electronic transaction and information processing. The success of the smart card industry depends, in large part, on the ability of market participants to convince governmental authorities, commercial enterprises and other potential system sponsors to adopt a smart card system in lieu of existing or alternative systems such as magnetic stripe card and paper-based systems, thereby changing the way certain transaction and information processing tasks are accomplished. In addition, due to the large capital and infrastructure investment made by debit and credit card issuers and significantly lower costs associated with the use of magnetic stripe cards, many potential system sponsors may be reluctant to convert to smart card technology in the near future. Accordingly, there can be no assurance that there will be significant market opportunities for smart card systems in the United States or that the acceptance of smart card based systems in other countries will be sustained. The Company's dual card access and multiple application layering technologies are new concepts. As such, demand for and market acceptance of the Company's smart card systems are subject to a high level of uncertainty. The Company has limited marketing experience and limited financial, personnel and other resources to undertake extensive marketing activities. Potential system sponsors of the Company's smart card systems, as well as the Company's potential strategic partners, must be persuaded that the costs of adopting and implementing smart card systems, in general, and, in particular, of adopting and implementing the Company's smart card systems, which incorporate dual card access technology and multiple application layering, are justified by the benefits to be derived therefrom. Achieving market acceptance for the Company's products and services will require significant efforts and expenditures by the Company to create awareness, demand and interest by potential system sponsors, strategic partners and others regarding the perceived benefits of the Company's technologies, including the possible allocation of costs among different system sponsors and/or departments of one or more system sponsors. There can be no assurance that the Company's smart card technology will prove to be economically viable for a sufficient number of sponsors, that substantial markets will develop, in the United States or elsewhere, for the Company's smart card systems or that the Company will be able to meet its current marketing objectives, succeed in positioning its cards and services as a preferred method of delivering electronic transaction and information processing or achieve significant market acceptance of its products. See "Business - Marketing and Sales."

         5. Significant Capital Requirements; Working Capital Deficit; Dependence on Proceeds of this Offering. The Company's capital requirements have been and will continue to be significant. At September 30, 1996, the Company had a working capital deficit of $1,864,837 due to, among other things, costs associated with the development, commercialization and market testing of the Company's smart card systems, including the development of the Company's initial pilot programs. The Company has been dependent on the sales of its securities to private investors (including the Bridge Financing), as well as on capital contributions and loans from affiliates and certain financial institutions guaranteed by certain stockholders of the Company. During the period from inception through the date of this Prospectus, the Company has raised capital in the aggregate amount of $3,740,000 through such means. The Company is dependent on and intends to use the proceeds of this offering to continue the implementation of its proposed plan of operation. The Company anticipates, based on currently proposed business plans and assumptions relating to its operations (including assumptions regarding the Company's ability to meet its current marketing objectives and the timing and costs associated therewith), that the net proceeds of this offering, together with projected cash flow from operations, will be sufficient to fund the Company's operations and capital requirements for at least twelve months following the consummation of this offering. In the event that the Company's plans change, its assumptions change or prove to be inaccurate or if the proceeds of this offering prove to be insufficient to fund operations (due to unanticipated expenses, technical difficulties, problems or otherwise), the Company would be required to seek additional financing sooner than currently anticipated. There can be no assurance that the proceeds of this offering will be sufficient to permit the Company to successfully further develop and commercialize the Company's smart card technology or that any assumptions relating to the Company's operations will prove to be accurate. In addition, any implementation of the Company's business plans subsequent to the twelve month period following this offering may require proceeds greater than the proceeds of this offering or otherwise currently available to the Company. The Company has no current arrangements with respect to, or sources of, additional financing and there can be no assurance that any such financing will be available to the Company on commercially reasonable terms, or at all. It is not anticipated that any of the officers, directors or stockholders of the Company will provide any portion of the Company's future financing requirements. Any inability to obtain additional financing when needed will have a material adverse effect on the Company, including requiring the Company to curtail its activities and possibly causing the Company to cease its operations. To the extent that the Company finances its operations through the issuance of additional equity securities, any such issuance may involve substantial dilution to the Company's then-existing stockholders. Additionally, to the extent that the Company incurs indebtedness or issues debt securities, the Company will be subject to all of the risks associated with incurring substantial indebtedness, including the risks that interest rates may fluctuate and cash flow may be insufficient to pay principal and interest on any such indebtedness. See "Use of Proceeds," "Plan of Operation" and "Certain Transactions."

         6. Dependence on Contract with US3, Inc. The Company has entered into a requirements contract with US3, Inc. ("US3"), a leading manufacturer of smart cards, pursuant to which the Company has agreed to purchase, and US3 has agreed to supply, all of the Company's requirements for smart cards at or below certain specified prices and smart card hardware at prices to be agreed upon from time to time, subject to certain exceptions. The Company is substantially dependent on the ability of US3 to provide adequate inventories of quality cards and microprocessor chips manufactured to the Company's specifications on a timely basis and on favorable terms. There can be no assurance that US3 will have sufficient production capacity to satisfy the Company's inventory or scheduling requirements during any period of sustained demand, or that the Company will not be subject to the risk of price fluctuations and periodic delays. Although the Company believes that its relationship with US3 is satisfactory and that numerous alternative sources for its cards are currently available, the loss of the services of such manufacturer or substantial price increases proposed by such manufacturer, in the absence of readily available alternative sources of supply, could have a material adverse effect on the Company. Failure or delay by US3 in supplying cards to the Company on favorable terms could also adversely affect the Company's operating margins and the Company's ability to obtain and deliver products and services on a timely and competitive basis. Additionally, the Company will be dependent on US3 or on other third parties for the supply and manufacture of substantially all of its hardware products, including smart card read/write devices and printers. Although the Company believes that these hardware products are available from several manufacturers and distributors, there can be no assurance that the Company will be able to obtain such products at competitive prices when needed from time to time. See "Business - Manufacturing."

         7. Limited Marketing Capabilities and Experience; Dependence on Third-Party Marketing Arrangements. The Company has limited marketing capabilities, experience and resources. To date, the Company has conducted only limited marketing activities and has relied primarily on the efforts of its executive officers in connection with such activities. Although the Company expects to continue to market smart card systems directly through the Company's management and employees, including its recently appointed Director of Marketing and Sales, the Company intends to establish strategic marketing alliances and licensing or other arrangements with systems integrators, value-added resellers and other smart card vendors and may also retain the services of sales representatives and marketing and other consultants. The Company's success will depend in part on its ability to enter into agreements with such third parties, and on the ability and efforts of such third parties to successfully market the Company's smart card systems. Moreover, marketing arrangements with third parties may require financial or other commitments by the Company. There can be no assurance that the Company will be able, for financial or other reasons, to enter into third-party marketing arrangements on commercially acceptable terms, or at all. The failure of the Company to complete its third-party marketing strategy or the failure of any such party to develop and sustain a market for the Company's smart cards could have a material adverse effect on the Company. Although the Company views third-party marketing arrangements as a major factor in the commercialization of its smart card systems, there can be no assurance that any strategic partners, licensees or others would view an arrangement with the Company as significant to their businesses. See "Business - Marketing and Sales."

         8. Competition; Technological Obsolescence. The market for the Company's smart card systems is characterized by intense competition. The market is currently dominated by cards utilizing magnetic stripes, and is expected to be dominated by magnetic stripe cards for the foreseeable future due to the lower costs of production of such cards and the substantial capital and infrastructure investments made by debit and credit card issuers in such cards. The Company also competes with numerous well-established companies, including Gemplus, Bull CP8 (a unit of Groupe Bull), Schlumberger Industries International and Solaic, which design, manufacture and/or market smart card systems. Although the Company believes that its dual card access and multiple application layering technologies will allow the Company to compete on the basis of enhanced security, flexibility, scalability, cost-effectiveness and quality, the Company's smart card systems incorporate new concepts and may be unsuccessful even if they are superior to those of its competitors. In addition, certain companies may be developing technologies or products of which the Company is unaware which may be functionally similar or superior to those developed by the Company. Most of the Company's competitors and potential competitors possess substantially greater financial, marketing, personnel and other resources than the Company and have established reputations relating to the design, development, manufacture, marketing and service of smart card systems. As the market for smart card systems grows, new competitors are likely to emerge. Additional competition could adversely affect the Company's operations. There can be no assurance that the Company will be able to compete successfully, that competitors will not develop technologies or products that render the Company's systems obsolete or less marketable or that the Company will be able to successfully enhance its products or develop new products when necessary. See "Business - Competition."

         9. Technological Factors. The Company's research and development efforts are subject to all of the risks inherent in the development of new products and technology (including unanticipated delays, expenses and difficulties). There can be no assurance that the Company's products will satisfactorily perform the functions for which they are designed, that they will meet applicable price or performance objectives or that unanticipated technical or other problems will not occur which would result in increased costs or material delays in the development thereof. Furthermore, software products as complex as those developed by the Company and incorporated into its smart card products may contain errors or failures when installed, updated or enhanced. There can be no assurance that, despite testing by the Company and by current and potential end users, errors will not be found in new products after the delivery by the Company, resulting in loss of or delay in market acceptance. See "Business - Technology Overview" and "- Products."

         10. Proprietary Rights. The Company's success will depend on its ability to obtain patents, protect trade secrets and operate without infringing on the proprietary rights of others. The Company has applied for a United States patent with respect to its dual card access technology and methods. The Company contemplates filing patent applications in selected foreign jurisdictions where such filings would, in the Company's opinion, provide it with a competitive advantage. Although the Company believes its patent application contains patentable claims, there can be no assurance that any patent will be issued. Moreover, the patent laws of other countries may differ from those of the United States as to the patentability of the Company's products or technology and the degree of protection afforded by foreign patents may be different from that in the United States. The failure by the Company to obtain any patents could have a material adverse effect on the Company's ability to successfully commercialize its smart card systems. Even if the Company is able to obtain a patent, there can be no assurance that any such patent will afford the Company commercially significant protection for its technology. Other companies may independently develop equivalent or superior technologies or products and may obtain patent or similar rights with respect to them. The Company is not aware of any infringement by its technology on the proprietary rights of others and has not received any notice of claimed infringement. However, the Company has not conducted any investigation as to possible infringement and there can be no assurance that third parties will not assert infringement claims against the Company in connection with its products, that any such assertion of infringement will not result in litigation, or that the Company would prevail in such litigation. Moreover, in the event that the Company's technology or proposed products were deemed to infringe upon the rights of others, the Company would be required to obtain licenses to utilize such technology. There can be no assurance that the Company would be able to obtain such licenses in a timely manner on acceptable terms and conditions, and the failure to do so could have a material adverse effect on the Company. If the Company were unable to obtain such licenses, it could encounter significant delays in product market introductions while it attempted to design around the infringed upon patents or rights, or could find the development, manufacture or sale of products requiring such license to be foreclosed. In addition, patent disputes are common in the smart card and computer industries and there can be no assurance that the Company will have the financial resources to enforce or defend a patent infringement or proprietary rights action. The Company has also applied for a copyright registration of the software used in connection with its dual card access technology. In addition, the Company has applied for federal trademark registration of its SMART-ID mark and design. The Company's use of its software, name and mark may be subject to challenge by others, which, if successful, could have a material adverse effect on the Company.

         The Company also relies on trade secrets and proprietary know-how and employs various methods to protect the concepts, ideas and documentation relating to its proprietary technology. However, such methods may not afford the Company complete protection and there can be no assurance that others will not independently obtain access to the Company's trade secrets and know-how or independently develop products or technologies similar to those of the Company. Furthermore, although the Company has and expects to have confidentiality and non-competition agreements with its employees and appropriate suppliers and manufacturers, there can be no assurance that such arrangements will adequately protect the Company's trade secrets. See "Business - Intellectual Property."

         11. Lengthy Sales Cycle; Possible Fluctuations in Operating Results. The Company's sales cycle is expected to commence at the time a prospective system sponsor demonstrates an interest in purchasing a smart card system from the Company or issues a request for a proposal or information or takes similar action and ends upon the installation of a smart card system for the system sponsor. The sales cycle will vary by system sponsor and could extend for periods of up to twelve months or more, depending upon, among other things, the time required by the system sponsor to complete a pilot test of the Company's smart card system, make a determination regarding an acquisition thereof and negotiate payment terms with the Company. The Company's operating results could vary from period to period as a result of this fluctuation in the length of the Company's sales cycle and as a result of fluctuations in the purchasing patterns of potential system sponsors, technological factors, variations in marketing strategies for different target markets and non-recurring smart card system sales. See "Plan of Operation - Possible Fluctuations in Operating Results."

         12. Risks of Foreign Sales. Although the Company believes that foreign sales may represent a significant portion of its future revenues, there can be no assurance that the Company will be able to penetrate foreign markets for smart cards or that such markets will prove to be viable for sales of the Company's smart card systems. To the extent that the Company is able to successfully expand its operations into foreign markets, the Company may become increasingly subject to risks inherent in foreign sales, including shipping delays, increased credit risks, trade restrictions (including restrictions on the export of critical technology), export duties and tariffs, fluctuations in foreign currencies and international political, regulatory and economic developments, all of which could have an adverse effect on the Company's results of operations. The Company does not intend to engage in foreign currency hedging transactions.

         13. Possible Dependence on Government Contracts. As part of its strategy, the Company intends to market its smart card systems to government agencies in the United States, Canada and abroad. If successful, the Company will become subject to the special risks involving government contracts, including delays in funding, lengthy review processes for awarding contracts, non-renewal, delay, termination at the convenience of the government, reduction or modification of contracts in the event of changes in the government's policies or as a result of budgetary constraints and increased or unexpected costs resulting in losses, any or all of which could have a material adverse effect on the Company.

         The Company will also be required to obtain any potential government contracts through the competitive bidding process. There can be no assurance that the Company will be successful in having its bids accepted or, if accepted, that awarded contracts will generate sufficient revenues to result in profitable operations. The competitive bidding process is typically lengthy and often results in the expenditure of financial and other resources in connection with bids that are not accepted. Additionally, inherent in the competitive bidding process is the risk that actual performance costs may exceed projected costs upon which a submitted bid or contract price is based. To the extent that actual costs exceed projected costs, the Company would incur losses, which would adversely affect the Company's operating margins and results of operations. Moreover, in most instances, the Company would be required to post bid and/or performance bonds in connection with contracts with government agencies. Any inability by the Company to obtain bonding coverage in sufficient amounts could have a material adverse effect on the Company. See "Business - Government Regulation and Industry Standards."

         14. Broad Discretion in Application of Proceeds; Allocation of Proceeds to Pay Certain Obligations, including Indebtedness to Principal Stockholders; Benefit to Related Parties. Approximately $2,179,000 (35.0%) of the estimated net proceeds of this offering has been allocated to working capital and general corporate purposes. Accordingly, the Company's management will have broad discretion as to the application of such proceeds. In addition, the Company intends to use approximately $2,315,000 (37.1%) of the estimated net proceeds of this offering to repay indebtedness (including all the Bridge Notes and $510,000 aggregate principal amount of Stockholder Loans) and satisfy pre-existing obligations and, therefore, such funds will be unavailable to fund future growth. Included in the indebtedness to be repaid are the Bridge Notes payable to Lawrence O. Perl, the Company's Chief Executive Officer, Harold Rothstein and Raymond Roncari, each a director of the Company, in the principal amounts of $25,000, $75,000 and $75,000, respectively, and approximately $31,000 payable to Lawrence Owen Associates, a corporation wholly-owned by Mr. Perl, for use of office space and related services. In addition, Mr. Rothstein has personally guaranteed and/or pledged personal assets to secure the Company's indebtedness to Fleet Bank, The Chase Manhattan Bank and First Southern Bank, and Mr. Roncari has personally guaranteed all of the Company's indebtedness to The First National Bank of Suffield; repayment of such indebtedness will, in effect, release such guarantees or pledges. The Company will also use a portion of the proceeds of the offering allocated to working capital to pay compensation (including accrued compensation) of its executive officers (anticipated to be approximately $435,000 during the twelve months following this offering). See "Use of Proceeds," "Plan of Operation," "Management" and "Certain Transactions."

         15. Dependence on Management and Key Personnel. The success of the Company will be largely dependent on the personal efforts of Lawrence O. Perl, its Chief Executive Officer, Raymond Findley, Jr., its President and Chief Operating Officer, Robert H. Dixon, its Vice President of Technical Operations, Peter J. Quadagno, its recently appointed Director of Marketing and Sales, and other key personnel. Although the Company has entered into an employment agreement with each of Messrs. Perl, Findley, Dixon and Quadagno, the loss of services of any of Mr. Perl, Mr. Findley, Mr. Dixon or Mr. Quadagno would have a material adverse effect on the Company's business and prospects. The Company has obtained "key man" insurance on the life of each of Messrs. Perl and Findley in the amount of $2,000,000 each. In order to successfully implement and manage its proposed expansion, the Company will be dependent upon, among other things, its ability to attract and retain qualified managerial, technical and marketing personnel with experience in business activities such as those contemplated by the Company. Competition for qualified personnel is intense and there can be no assurance that the Company will be able to hire or retain additional personnel. Any inability to attract and retain qualified personnel would have a material adverse effect on the Company. See "Management."

         16. Control by Management. Upon the consummation of this offering, the Company's directors and executive officers (or trusts created by or for such individuals or their families) will beneficially own, in the aggregate, approximately 55.8% of the outstanding shares of Common Stock (assuming no exercise of the Warrants or other options). Accordingly, such persons, acting together, will be in a position to elect the directors, adopt amendments to the Company's Certificate of Incorporation and By-Laws, approve mergers and other significant corporate transactions, including a sale of substantially all of the Company's assets, and otherwise control the Company's affairs. Purchasers of the shares of Common Stock offered hereby will be minority stockholders, and, although entitled to vote on matters submitted for a vote of the stockholders, will not control the outcome of such a vote. See "Management" and "Principal Stockholders."

         17. Possible Adverse Effects of Authorization of Preferred Stock. The Company's Certificate of Incorporation, as amended (the "Certificate"), authorizes the Company's Board of Directors to issue up to 1,000,000 shares of a class of preferred stock, par value $.001 per share (the "Preferred Stock"). The Certificate authorizes the Board to establish and issue, out of the authorized but unissued shares of Preferred Stock, "blank check" preferred stock in one or more series. One or more of such series may be issued at any time or times upon authorization of the Board. Without further approval of the stockholders, the Board is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each new series of the Preferred Stock. The issuance of new series of Preferred Stock could, among other results, adversely affect the voting power of the holders of Common Stock and, under certain circumstances, could make it more difficult for a third party to gain control of the Company, prevent or substantially delay such a change of control, discourage bids for the Common Stock at a premium, or otherwise adversely affect the market price of the Common Stock. Preferred Stock could, for example, be issued quickly by the Board with terms that are expressly designed to prevent or substantially delay a change of control of the Company that could otherwise benefit stockholders or to make removal of management more difficult. Although the Company has no current plans to issue any Preferred Stock, there can be no assurance that the Board will not decide to do so in the future. See "Description of Securities."

         18. Immediate and Substantial Dilution. Investors in this offering will incur immediate and substantial dilution of $3.83 per share (77%) between the adjusted net tangible book value per share after this offering and the initial public offering price of $5.00 per share. See "Dilution."

         19. Absence of Public Market, Determination of Offering Prices; Possible Volatility of Market Price of Common Stock and Warrants. Prior to this offering, there has been no public trading market for the Common Stock or Warrants. Consequently, the initial public offering price of the Common Stock and Warrants and the exercise price of the Warrants have been determined by negotiations between the Company and the Underwriter and are not necessarily related to the Company's asset value, net worth or other criteria of value. There can be no assurance that a regular trading market for either the Common Stock or the Warrants will develop after this offering or that, if developed, it will be sustained. The market price for the Company's securities following this offering may be highly volatile, as has been the case with the securities of other small capitalization companies. Factors such as the Company's financial results, announcements of developments related to the Company's business and the introduction of products and product enhancements by the Company or its competitors may have a significant impact on the market price of the Company's securities. Additionally, in recent years, the stock market in general, and the market for securities of small capitalization stocks in particular, have experienced wide price fluctuations which have often been unrelated to operating performance of such companies. See "Underwriting."

         20. No Dividends. The Company has never paid any cash or other dividends on its Common Stock. Payment of dividends on the Common Stock is within the discretion of the Board of Directors of the Company and will depend upon the Company's earnings, capital requirements and financial condition, and on any other relevant factors. For the foreseeable future, the Board of Directors intends to retain future earnings, if any, to finance its business operations and does not anticipate paying any cash dividends with respect to the Common Stock. In addition, the payment of cash dividends may be limited or prohibited by the terms of any future loan agreements or any Preferred Stock that may be issued by the Company. See "Dividend Policy," "Plan of Operation - Liquidity and Capital Resources" and "Description of Securities - Preferred Stock."

         21. Limitations on Liability of Directors and Officers. The Certificate includes provisions to eliminate, to the full extent permitted by the Delaware General Corporation Law (the "DGCL") as in effect from time to time, the personal liability of directors of the Company for monetary damages under certain circumstances. The Certificate and the Company's By-Laws (the "By-Laws") also include provisions to the effect that (subject to certain exceptions) the Company shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify, and upon request shall advance expenses to, any director or officer to the extent that such indemnification and advancement of expenses is permitted under such law, as it may from time to time be in effect. As a result of such provisions, stockholders may be unable to recover damages against the directors and officers of the Company for actions taken by them which constitute negligence, gross negligence or a violation of their fiduciary duties. In anticipation of this offering, the Board has authorized and directed the Company to enter into indemnification agreements with each director of the Company, pursuant to which the Company would, in general, (i) agree to indemnify and hold harmless each director to the full extent permitted or authorized by the DGCL as in effect from time to time and (ii) specify the various terms and conditions relating to the advancement of expenses in connection with indemnifiable claims. Each of the provisions described above may reduce the likelihood of stockholders instituting derivative litigation against directors and may discourage or deter stockholders from suing directors, officers, employees and agents of the Company for (among other things) breaches of their duty of care, even though such an action, if successful, might otherwise benefit the Company and its stockholders. See "Management - Limitation of Liability and Indemnification."

         22. Adoption of Certain Charter and By-Law Provisions Having Anti-Takeover Effects. The Certificate and By-Laws contain various provisions which, under certain circumstances, could make it more difficult for a third party to gain control of the Company (e.g., by means of a tender offer), prevent or substantially delay such a change of control, discourage bids for the Common Stock at a premium, or otherwise adversely affect the market price of the Common Stock. The Certificate provides (among other things) that the Board will be classified into three classes of directors, with each class serving a staggered three-year term. This provision, together with the provision authorizing the Board to issue one or more series of Preferred Stock, could make it more difficult for stockholders to effect certain corporate actions that might facilitate a proposed acquisition of the Company and could have the effect of delaying or preventing a change of control of the Company. See "Description of Securities - Antitakeover Provisions."

         23. Outstanding Options. As of the date of this Prospectus, the Company had outstanding options to purchase an aggregate of 171,500 shares of Common Stock at an exercise price of $5.00 per share. Exercise of any of the foregoing options will have a dilutive effect on the Company's stockholders. Furthermore, the terms upon which the Company may be able to obtain additional equity financing may be adversely affected, since the holders of the options can be expected to exercise them, if at all, at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the options. See "Certain Transactions" and "Management - 1996 Stock Option Plan." and "- Nonemployee Directors' Stock Option Plan."

         24. Shares Eligible for Future Sale; Registration Rights. Upon the consummation of this offering, the Company will have 4,125,000 shares of Common Stock outstanding, of which the 1,500,000 shares of Common Stock offered hereby will be freely tradeable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"). All of the remaining 2,625,000 shares of Common Stock outstanding are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, and in the future may only be sold pursuant to an effective registration statement under the Securities Act, in compliance with the exemption provisions of Rule 144 or pursuant to another exemption under the Securities Act. The 2,625,000 restricted shares of Common Stock will become eligible for sale under Rule 144, subject to certain volume limitations prescribed by Rule 144 and to the contractual restrictions described below, at various times commencing 90 days from the date of this Prospectus. The Company has granted certain demand and "piggyback" registration rights to the holders of 125,000 shares of Common Stock and 625,000 shares of Common Stock underlying the Bridge Warrants issued in connection with the Bridge Financing. No prediction can be made as to the effect, if any, that sales of shares of Common Stock or even the availability of such shares for sale will have on the market prices prevailing from time to time. All of the Company's officers, directors and stockholders have agreed not to sell or otherwise dispose of (other than in a private transfer) any of their shares of Common Stock for a period of 12 months from the date of this Prospectus without the prior written consent of the Underwriter (other than in the case of the Bridge Shares and Bridge Warrant Shares, which cannot be transferred during such period even with the consent of the Underwriter). However, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and the Warrants and could impair the Company's ability to raise capital through the sale of its equity securities. See "Certain Transactions," "Description of Securities," "Shares Eligible for Future Sale" and "Underwriting."

         25. Possible Inability to Exercise Warrants. The Company intends to qualify the sale of the Common Stock and the Warrants in a limited number of states. Although certain exemptions in the securities laws of certain states might permit Warrants to be transferred to purchasers in states other than those in which the Warrants were initially qualified, the Company will be prevented from issuing Common Stock in such other states upon the exercise of the Warrants unless an exemption from qualification is available or unless the issuance of Common Stock upon exercise of the Warrants is qualified. The Company may decide not to seek or may not be able to obtain, qualification of the issuance of such Common Stock in all of the states in which the ultimate purchasers of the Warrants reside. In such a case, the Warrants will expire and have no value if such Warrants cannot be sold. Accordingly, the market for the Warrants may be limited because of these restrictions. Further, a current prospectus covering the Common Stock issuable upon exercise of the Warrants must be in effect before the Company may accept Warrant exercises. There can be no assurance the Company will be able to have a prospectus in effect when this Prospectus is no longer current, notwithstanding the Company's commitment to use its best efforts to do so. See "Description of Securities - Redeemable Warrants."

         26. Potential Adverse Effect of Redemption of Warrants. The Warrants may be redeemed by the Company, upon the consent of the Underwriter, at a price of $.10 per Warrant, at any time commencing after the Company has reported its first four fiscal quarters of financial results following the date of this Prospectus, upon notice of not less than 30 days, provided that the closing bid quotation of the Common Stock on all 20 trading days ending on the third day prior to the day on which the Company gives notice has been at least 150% (currently $7.50, subject to adjustment) of the then effective exercise price of the Warrants. Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the then-current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities - Redeemable Warrants."

         27. Possible Delisting of Securities from Nasdaq System; Disclosure Relating to Low-Priced Stocks. It is currently anticipated that the Company's Common Stock and Warrants will be quoted on the Nasdaq Small-Cap Market ("Nasdaq") upon the completion of this offering. In order to continue to be listed on Nasdaq, however, the Company must maintain $2,000,000 in total assets, a $200,000 market value of the public float and $1,000,000 in total capital and surplus. In addition, continued inclusion requires two market makers and a minimum bid price of $1.00 per share; provided, however, that if the Company falls below such minimum bid price, it will remain eligible for continued inclusion in Nasdaq if the market value of the public float is at least $1,000,000 and the Company has $2,000,000 in capital and surplus. Nasdaq has recently proposed new maintenance criteria which, if implemented, would eliminate the exception to the $1.00 per share minimum bid price and require, among other things, $2,000,000 in net tangible assets, $1,000,000 market value of the public float and adherence to certain corporate governance provisions. The failure to meet these maintenance criteria in the future may result in the delisting of the Company's securities from Nasdaq, and trading, if any, in the Company's securities would thereafter be conducted in the non-Nasdaq over-the-counter market. As a result of such delisting, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities. In addition, if the Common Stock were to become delisted from trading on Nasdaq and the trading price of the Common Stock was less than $5.00 per share, trading in the Common Stock would also be subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Common Stock and Warrants, which could severely limit the market liquidity of the Common Stock and Warrants and the ability of purchasers in this offering to sell the Common Stock and Warrants in the secondary market.

                                 USE OF PROCEEDS

         The net proceeds to the Company from the sale of the shares of Common Stock and Warrants offered hereby are estimated to be approximately $6,235,000 ($7,233,325 if the Underwriter's over-allotment option is exercised in full). The Company expects to use the net proceeds (assuming no exercise of the Underwriter's over-allotment option) approximately as follows:


                                                                                                          Approximate
                                                                                  Approximate            Percentage of
Application of Proceeds                                                           Dollar Amount           Net Proceeds
-----------------------                                                           -------------          --------------

Repayment of indebtedness(1)..............................................           $2,090,000                   33.5%

Sales and marketing(2)....................................................            1,021,000                   16.4

Research and development(3)...............................................              720,000                   11.5

Repayment of certain outstanding obligations(4)...........................              225,000                    3.6

Working capital and general corporate purposes(5).........................            2,179,000                   35.0
                                                                                    -----------                   ----

                                                                                     $6,235,000                  100.0%
                                                                                     ==========                 ======


(1) Represents the repayment of (i) the Bridge Notes in the aggregate principal amount of $1,250,000, plus accrued interest thereon, at a rate of 9% per annum, of approximately $30,000; (ii) Stockholders Loans in the aggregate principal amount of $510,000 (interest on which, at a rate of 10% per annum, shall be paid out of cash flow from operations commencing one year after the consummation of this offering); and (iii) indebtedness of the Company to its banks in the aggregate principal amount of $300,000, plus accrued interest thereon, at rates ranging from 8.25% to 8.75% per annum. The net proceeds from the Bridge Financing were, and are, being used in connection with the Company's operations, including to fund the Company's research and development efforts, to fund its sales and marketing activities, to repay certain outstanding obligations, and for working capital and general corporate purposes, including pre-offering expenses in connection with this offering and the repayment, upon the consummation of the Bridge Financing, of the Interim Loan in the principal amount of $35,000, plus accrued interest thereon, at a rate of 10% per annum. Included in the Bridge Notes being repaid is a total of $175,000 (plus related interest) payable to Lawrence O. Perl, the Company's Chief Executive Officer, Harold Rothstein and Raymond Roncari, each a director of the Company, in the principal amounts of $25,000, $75,000 and $75,000, respectively. See "Plan of Operation" and "Certain Transactions."

(2) Consists of salaries of marketing personnel, fees paid to marketing consultants and anticipated costs and expenses associated with sales presentations, preparation of marketing materials and attendance at industry trade shows. See "Business - Marketing and Sales."

(3) Represents a portion of anticipated costs associated with further enhancement of the Company's proprietary technology as well as development of system applications and pilot programs for potential system sponsors. See "Business - Research and Development."

(4) Consists of payment of certain past due obligations of the Company to attorneys, consultants and an affiliate of Mr. Perl.

(5) Includes amounts for the payment of compensation (including accrued compensation) to executive officers (which is anticipated to be approximately $435,000 during the twelve months following this offering), as well as relocation expenses, rent, professional fees, other operating expenses, accounts payable and accrued expenses. See "Management."

         If the Underwriter exercises its over-allotment option in full, the Company will realize additional net proceeds of approximately $998,325. If the 1,500,000 Warrants offered hereby are exercised, the Company will realize proceeds relating thereto of approximately $7,500,000 (or $6,000,000 if the exercise price of the Warrants is decreased to $4.00 per share in accordance with their terms), before any solicitation fees which may be paid in connection therewith. Such additional proceeds are expected to be added to the Company's working capital. See "Underwriting."

         The allocation of the net proceeds from this offering set forth above represents the Company's best estimates based upon its currently proposed plans and assumptions relating to its operations and certain assumptions regarding general economic conditions. If any of these factors change, the Company may find it necessary or advisable to reallocate some of the proceeds within the above-described categories or to use portions thereof for other purposes. The Company anticipates, based on currently proposed business plans and assumptions relating to its operations (including assumptions regarding the Company's ability to meet its current marketing objectives and the timing and costs associated therewith), that the net proceeds of this offering, together with projected cash flow from operations, will be sufficient to fund the Company's operations and capital requirements for at least twelve months following the consummation of this offering. In the event that the Company's plans change, its assumptions change or prove to be inaccurate or if the proceeds of this offering prove to be insufficient to fund operations (due to unanticipated expenses, technical difficulties, problems or otherwise), the Company would be required to seek additional financing sooner than currently anticipated. There can be no assurance that the proceeds of this offering will be sufficient to permit the Company to successfully further develop and commercialize the Company's smart card technology or that any assumptions relating to the Company's operations will prove to be accurate. In addition, any implementation of the Company's business plans subsequent to the twelve month period following this offering may require proceeds greater than the proceeds of this offering or otherwise currently available to the Company. The Company has no current arrangements with respect to, or sources of, additional financing and there can be no assurance that any such financing will be available to the Company on commercially reasonable terms, or at all. It is not anticipated that any of the officers, directors or stockholders of the Company will provide any portion of the Company's future financing requirements. Any inability to obtain additional financing when needed will have a material adverse effect on the Company, including requiring the Company to curtail its activities and possibly causing the Company to cease its operations.

         Proceeds not immediately required for the purposes described above will be invested principally in short-term certificates of deposit, short-term securities, United States government obligations, money market instruments and/or other interest-bearing investments.

                                 DIVIDEND POLICY

         The Company has never paid any cash or other dividends on its Common Stock. Payment of dividends on the Common Stock is within the discretion of the Board of Directors of the Company and will depend upon the Company's earnings, capital requirements and financial condition, and on any other relevant factors. For the foreseeable future, the Board of Directors intends to retain future earnings, if any, to finance its business operations and does not anticipate paying any cash dividends with respect to the Common Stock. In addition, the payment of cash dividends may be limited or prohibited by the terms of any future loan agreements or any Preferred Stock that may be issued by the Company. See "Plan of Operation - Liquidity and Capital Resources" and "Description of Securities - Preferred Stock."

                                    DILUTION

         The difference between the initial public offering price per share of Common Stock and the adjusted net tangible book value per share of Common Stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share on any given date is determined by dividing the net tangible book value (total tangible assets less total liabilities) of the Company on such date by the number of shares of Common Stock outstanding on such date.

         At September 30, 1996, the net tangible book value (deficit) of the Company was $(1,792,207) or $(.75) per share of Common Stock. After giving retroactive effect to the Pro Forma Adjustments (see footnote 2 of "Prospectus Summary - Summary Financial Information"), the pro forma net tangible book value (deficit) of the Company at September 30, 1996 would have been $(910,085) or $(.35) per share of Common Stock. After also giving retroactive effect to the sale of the 1,500,000 shares of Common Stock and 1,500,000 Warrants being offered hereby and to the receipt and application (including the repayment of the Bridge Notes, Stockholder Loans and bank indebtedness) of the estimated net proceeds therefrom (less underwriting discounts and commissions and estimated expenses of this offering), the adjusted net tangible book value of the Company at September 30, 1996 would have been approximately $4,832,415, or $1.17 per share, representing an immediate increase in net tangible book value of $1.52 per share to existing stockholders and an immediate dilution of $3.83 per share to new investors. The following table illustrates this dilution to new investors on a per share basis:

Initial public offering price...........................................................                     $5.00

    Net tangible book value (deficit) before Pro Forma Adjustments......................          $(.75)
    Increase attributable to Pro Forma Adjustments......................................            .40
                                                                                                  -----

    Pro forma net tangible book value (deficit) before offering.........................          $(.35)
    Increase attributable to new investors..............................................           1.52
                                                                                                  -----

Adjusted pro forma net tangible book value after offering...............................                      1.17
                                                                                                             -----

Dilution to new investors...............................................................                     $3.83
                                                                                                             =====


         The following table sets forth as of September 30, 1996 a comparison between the existing stockholders (giving retroactive effect to the Pro Forma Adjustments), and the new investors in this offering with respect to the number of shares of Common Stock acquired from the Company, the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share:



                                               Shares Purchased                    Total Consideration         Average
                                         ----------------------------        ----------------------------     Price Per
                                            Number          Percent            Amount            Percent        Share
                                         ----------------------------        ----------        ----------    ----------
Existing stockholders..............       2,625,000          63.6%           $1,381,000           15.6%          $.53
New investors......................       1,500,000          36.4%            7,500,000           84.4%         $5.00
                                          ---------          -----            ---------           -----
         Total.....................       4,125,000         100.0%           $8,881,000          100.0%
                                          =========         ======           ==========          ======


         The above table assumes no exercise of the Underwriter's over-allotment option. If the Underwriter's over-allotment option is exercised in full, the new investors will have paid $8,625,000 for 1,725,000 shares of Common Stock, representing approximately 86.2% of the total consideration, for 39.7% of the total number of shares of Common Stock outstanding. The foregoing table also assumes no exercise of the 1,500,000 Warrants offered hereby or any outstanding options. See "Management - 1996 Stock Option Plan," "- Nonemployee Directors' Stock Option Plan," "Certain Transactions" and "Underwriting."

                                                  CAPITALIZATION

         The following table sets forth the capitalization of the Company (i) on an actual basis, (ii) on a pro forma basis to give effect to the Pro Forma Adjustments, and (iii) as adjusted to give effect to the sale of the shares of Common Stock and Warrants offered hereby and the application of the estimated net proceeds therefrom.

                                                                                    September 30, 1996
                                                              --------------------------------------------------
                                                                  Actual           Pro Forma       As Adjusted
                                                              ---------------   ---------------   --------------
Notes Payable..............................................      $1,429,955       $1,109,955         $ 300,000
                                                                 ==========        =========         =========
Bridge Notes...............................................       $      --       $  987,500(1)      $      --
Stockholders' Equity (Deficit)
     Preferred Stock, $.001 par value - 1,000,000 shares
     authorized; no shares issued and outstanding..........              --                --               --
     Common Stock, $.001 par value - 20,000,000 shares
     authorized; 2,390,000 shares issued and
     outstanding, actual; 2,625,000, pro forma;
     4,125,000, as adjusted(2).............................           2,390             2,625            4,125
     Additional paid-in capital............................         858,610         1,670,875        7,904,375
     Stock subscriptions receivable........................         (30,000)          (30,000)         (30,000)
     Accumulated deficit during the
     development stage.....................................      (2,386,288)       (2,386,288)      (2,878,788)
                                                                -----------       -----------      -----------
         Total stockholders' equity (deficit)..............      (1,555,288)         (742,788)       4,999,712
                                                                -----------         ---------        ---------
                  Total capitalization.....................     $(1,555,288)         $244,712       $4,999,712
                                                               ============          ========       ==========


(1)   Net of $262,500 loan discount.

(2) Does not include (i) 1,500,000 shares of Common Stock reserved for issuance upon exercise of the Warrants; (ii) an aggregate of 300,000 shares of Common Stock reserved for issuance upon exercise of the Underwriter's Warrants and the Warrants included therein; (iii) 625,000 shares of Common Stock reserved for issuance upon exercise of the Bridge Warrants; (iv) 64,000 shares of Common Stock reserved for issuance upon exercise of outstanding stock options intended to be granted, as of the date of this Prospectus, under the Stock Option Plan; (v) 206,000 shares of Common Stock reserved for issuance upon exercise of options available for future grant under the Stock Option Plan; (vi) 7,500 shares of Common Stock reserved for issuance upon exercise of options to be granted, as of the date of this Prospectus, under the Directors' Plan; (vii) 22,500 shares of Common Stock reserved for issuance upon exercise of options available for future grant under the Directors' Plan; (viii) 100,000 shares of Common Stock reserved for issuance upon exercise of the Shreveport Option; and (ix) an indeterminate number of shares of Common Stock reserved for issuance in the event the Company fails under certain circumstances to register, or maintain an effective registration statement with respect to, securities issued in the Bridge Financing. See "Management - 1996 Stock Option Plan," "- Nonemployee Directors' Stock Option Plan," "Certain Transactions," "Description of Securities" and "Underwriting."

                             SELECTED FINANCIAL DATA

         The following selected financial data for the period ended December 31, 1994 and the year ended December 31, 1995 and the balance sheet data at December 31, 1995 are derived from, and are qualified by reference to, the Company's financial statements audited by BDO Seidman, LLP included elsewhere in this Prospectus. The statement of operations data for the nine-month periods ended September 30, 1995 and 1996 and the period from inception to September 30, 1996 and the balance sheet data at September 30, 1996 are derived from unaudited financial statements of the Company included elsewhere in this Prospectus, which, in the opinion of management, contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company's results of operations for such periods and financial condition at such date. The results of operations for the nine months ended September 30, 1996 are not necessarily indicative of the results to be expected for the full year or future periods.

         The following data should be read in conjunction with the financial statements of the Company, including the notes thereto, appearing elsewhere in the Prospectus.


Statement of Operations Data:

                                                                                        Nine Months                  Period
                                       Period from June 21,      Year Ended         Ended September 30,           from June 21,
                                       1994 (inception) to      December 31,        ------------------          1994 (inception) to
                                        December 31, 1994           1995            1995         1996           September 30, 1996
                                        ------------------          -----           -----        ----          ------------------

Revenues...........................       $       --               $73,472        $66,262      $19,989               $93,461

Cost of sales......................               --                68,621         57,881       11,250                79,871

Write-off of license fee...........               --               148,000             --       20,000               168,000

Other expenses.....................          434,545               878,461        660,197      918,872             2,231,878

Net loss(1)........................         (434,545)           (1,021,610)      (651,816)    (930,133)           (2,386,288)

Net loss per share.................             (.16)                 (.37)          (.24)        (.34)

Weighted average number of shares
outstanding........................        2,750,000             2,750,000      2,750,000    2,750,000



Balance Sheet Data:

                                         December 31, 1995    September 30, 1996
                                         ----------------     ------------------

Working capital deficit.............       $(1,246,660)             $(1,864,837)

Total assets........................           313,923                  358,297

Total liabilities...................         1,269,328                1,913,585

Total stockholders' deficit.........          (955,405)              (1,555,288)


(1) During the periods presented through June 18, 1996, the Company elected to be treated as an S corporation for federal income tax purposes and, accordingly, no provision for income taxes during such periods is reflected in the Company's financial statements. The Company terminated its status as an S corporation effective June 18, 1996. See Notes to Financial Statements.

                                PLAN OF OPERATION


         The Company was organized in June 1994 and is in the development stage. Since inception, the Company has been engaged principally in organizational activities, including developing a business plan, hiring personnel and developing and enhancing its proprietary smart card technology and software, and has only recently commenced the limited marketing of its smart card systems. To date, the Company has developed and installed, on a limited basis, employee identification and licensing smart card systems for the thoroughbred racing industry. The Company currently provides to the Birmingham Race Course and the Oregon Racing Commission smart cards capable of controlling on-site access and maintaining employee state licensing information. In addition, the Company has completed a pilot program in New Jersey and Pennsylvania for the issuance of "equine health passport" smart cards for monitoring the identity, interstate and intrastate movement and medical records of thoroughbred horses. The Company is scheduled to commence a similar program in New York in May 1997. Although the completed program successfully tested the equine health passport smart card system, such pilot program has not resulted in any system sales to date. There can be no assurance that any of the Company's pilot programs will result in system purchases by any potential system sponsor.

         The Company has generated limited revenues to date and does not expect to generate meaningful revenues in the near future until such time, if ever, as its smart card systems are successfully commercialized. The Company has incurred significant losses in each period since its inception, resulting in an accumulated deficit at September 30, 1996 of $2,386,288, and losses are continuing through the date of this Prospectus. Inasmuch as the Company will continue to have a high level of operating expenses and will be required to make significant up-front expenditures in connection with both the development of its business and the commercialization of its smart card systems (including, without limitation, salaries of executive, technical, marketing and other personnel), the Company anticipates that it will continue to incur significant and increasing losses for the foreseeable future until such time, if ever, as the Company is able to generate sufficient revenues to finance its operations. The Company will also incur non-recurring charges relating to the Bridge Financing of approximately $492,500 upon consummation of this offering. The Company's independent certified public accountants have included an explanatory paragraph in their report stating that the Company's dependence on outside financing, lack of existing commitments from lenders to provide necessary financing, lack of sufficient working capital and losses since inception raise substantial doubt about the Company's ability to continue as a going concern.

         The Company's objective is to become a leading provider of smart card systems to government and commercial system sponsors requiring increasingly complex, secure and cost-effective information processing systems. The Company intends to market its products through strategic marketing alliances and licensing or other arrangements with systems integrators, value added resellers and other smart card vendors. The Company anticipates that, under certain circumstances, its smart card products will be bundled with the other party's products and services to create a complete integrated system that can be marketed to potential system sponsors. The Company will also seek to provide complete smart card solutions, on a turnkey basis, to system sponsors by providing all of the hardware and software elements required to implement the system.

         The success of the Company's proposed plan of operation will be largely dependent upon market acceptance of smart cards generally, as well as on the Company's ability to successfully market its smart card systems by persuading potential system sponsors of the perceived benefits of its dual card access and multiple application layering concepts (including the benefits to be derived from allocating total card program costs among individual application layers within a card) and to develop and commercialize further applications of its proprietary technology. In addition, the Company's proposed plan of operation and prospects will be dependent upon, among other things, the Company's ability to enter into strategic marketing and licensing or other arrangements on a timely basis and on favorable terms; establish satisfactory arrangements with sales representatives and marketing consultants; hire and retain skilled management as well as financial, technical, marketing and other personnel; successfully manage growth (including monitoring operations, controlling costs and maintaining effective quality, inventory and service controls); and obtain adequate financing when and as needed. The Company has limited experience in developing new products based on innovative technology and there is limited information available concerning the performance of the Company's technologies or market acceptance of the Company's products. There can be no assurance that the Company will be able to successfully implement its plan or that unanticipated expenses or problems or technical difficulties will not occur which would result in material delays in its implementation. Moreover, there can be no assurance that the Company will have sufficient capacity to satisfy any increased demand for its smart card products and technologies resulting from the Company's implementation of its plan of operation.

         For the period from June 21, 1994 to September 30, 1996, the Company generated $93,461 in revenues primarily from the sale of its thoroughbred racing industry employee identification and licensing smart cards in Alabama and Oregon. For the same period, the Company incurred $2,095,526 of general and administrative expenses, including research and development. Such expenses consisted of $427,549 for the period ended December 31, 1994, $841,225 for the year ended December 31, 1995, and $826,752 for the nine months ended September 30, 1996. In addition, for the year ended December 31, 1995, the Company made capital expenditures of $32,845 for computers and computer-related equipment.

         As of January 30, 1997, the Company had eight full-time employees, consisting of three executive officers and five employees engaged in engineering, technical support, product development, marketing and sales, including the Company's recently appointed Director of Marketing and Sales. The Company also uses the resources of independent programmers and consultants from time to time on an as needed basis. The Company anticipates that it will hire additional sales and technical personnel to continue to implement the Company's marketing and product development efforts and may engage independent sales representatives and industry-specific marketing consultants to assist the Company in marketing the Company's smart card systems to potential system sponsors. The Company also intends to hire a Chief Financial Officer prior to the consummation of this offering.

Liquidity and Capital Resources

         At September 30, 1996, the Company had cash on hand of $33,006, a working capital deficit of $1,864,837 and a stockholder's deficit of $1,555,288. The Company's primary capital requirements will be to fund the Company's continuing smart card system development and enhancement efforts, its sales and marketing activities and the Company's working capital. The Company has historically financed its capital requirements through the issuance of equity and debt securities, contributions to capital and bank borrowings.

         Since the inception of the Company, The 1994 Perl Trust Indenture, a trust for the benefit of the family of Lawrence Perl, the Chief Executive Officer of the Company (the "Perl Trust"), Raymond Findley, the Chief Operating Officer of the Company, Raymond Roncari, a director of the Company, and Harold Rothstein (both individually and through The Rothstein Family Trust, a trust for the benefit of Mr. Rothstein (the "Rothstein Trust")), a director of the Company (each of the foregoing being referred to individually as an "Original Stockholder"), have made loans to the Company in amounts aggregating $15,177, $15,177, $688,854 and $840,747, respectively (the "Stockholder Loans"). The Stockholder Loans bear interest at a rate per annum equal to 10% and are payable on demand. In March 1995, $250,000 of the then-outstanding principal amount of the Stockholder Loans of each of Messrs. Rothstein and Roncari was recharacterized as paid-in capital of the Company (the "Capital Contribution"). Pursuant to an agreement among the Original Stockholders, the Capital Contribution was allocated equally among the Original Stockholders, in consideration for which Mr. Findley issued to Mr. Roncari and the Perl Trust issued to the Rothstein Trust a promissory note in the amount of $125,000 (each, a "Capital Contribution Note"). Upon the consummation of the Bridge Financing, $12,675 of the Perl Trust's Stockholder Loans, $12,675 of Mr. Findley's Stockholder Loans, $223,260 of Mr. Roncari's Stockholder Loans and $301,390 of Mr. Rothstein's Stockholder Loans were converted into 2,535, 2,535, 44,652 and 60,278 shares of Common Stock, respectively. Mr. Findley and the Perl Trust subsequently transferred 25,000 shares of Common Stock to Mr. Roncari and the Rothstein Trust, respectively, in satisfaction of the indebtedness represented by the Capital Contribution Notes. See "Certain Transactions."

         From March through June of 1995, Joseph D. Basch, the President, Chief Executive Officer and sole director of the Subsidiary, loaned the Company an aggregate of $300,000. The loans accrued interest at a rate per annum equal to 10% and were payable on demand. In July 1996, the Company and Mr. Basch entered into an agreement pursuant to which the then-outstanding principal amount of the loans, together with accrued interest thereon of approximately $30,000, was converted into an aggregate of 240,000 shares of Common Stock.

         In July, September and November 1996, the Company entered into loan agreements with The First National Bank of Suffield ("First Suffield") pursuant to which the Company has borrowed an aggregate of $300,000 as of the date of this Prospectus. Interest accrues on such borrowings at the prime lending rate established by First Suffield from time to time and is payable monthly. The aggregate outstanding principal amount owed by the Company to First Suffield, together with accrued interest thereon, is payable on July 3, 1997. Mr. Roncari has personally guaranteed all of the Company's indebtedness to First Suffield. The loan agreements prohibit the Company, except with the prior consent of First Suffield, from paying dividends on its stock (other than dividends payable in stock), merging or consolidating with another company or purchasing or retiring any of its outstanding stock. The loan agreements also provide that it shall constitute an event of default thereunder if, among other events, either the Company or Mr. Roncari shall become insolvent or if First Suffield, in good faith, deems that it has insufficient security with respect to the loans. See "Certain Transactions."

         From July through October 1996, the Company borrowed $150,000 from Fleet Bank ("Fleet"). Such amount is payable on demand, but in no event later than June 27, 1997. Interest accrues on such borrowings at the prime lending rate established by Fleet from time to time and is payable monthly. The Company's indebtedness to Fleet is personally guaranteed by Mr. Rothstein, and is secured by personal assets pledged by Mr. Rothstein in the form of a certificate of deposit in the amount of $150,000. See "Certain Transactions."

         In October 1996, the Company borrowed $100,000 from The Chase Manhattan Bank ("Chase"). Such amount is payable on demand and bears interest at Chase's prime rate as in effect from time to time. The Company's indebtedness to Chase (the "Chase Loan") is secured by personal assets pledged by Mr. Rothstein in the form of a certificate of deposit in the amount of $105,000. See "Certain Transactions."

         Mr. Rothstein has agreed with the Company that, in the event a demand is made by Fleet with respect to the Fleet Loan and/or a demand is made by Chase with respect to the Chase Loan prior to the earlier of the date on which this offering is consummated and July 1, 1997, he shall either (i) secure replacement financing to pay the amount so demanded or (ii) personally satisfy the amount demanded, either through surrender of the collateral previously pledged by him or through other means satisfactory to Fleet and/or Chase, as the case may be. In the event Mr. Rothstein elects to personally satisfy the demanded amount, the Company has agreed to reimburse Mr. Rothstein for the full amount of such payment on the earlier of the date on which this offering is consummated and July 1, 1997. See "Certain Transactions."

         In December 1996, the Company borrowed $50,000 from First Southern Bank ("FSB"). Such amount is payable on July 9, 1997 and bears interest at a rate of 8.75%. The Company's indebtedness to FSB is secured by personal assets pledged by Mr. Rothstein in the form of a certificate of deposit in the amount of $50,000. See "Certain Transactions."

         In January 1997, Mr. Rothstein provided, for working capital purposes, the Interim Loan in the principal amount of $35,000, which bore interest at the rate of 10% per annum. The principal amount of the Interim Loan, plus accrued interest thereon, was repaid upon the consummation of the Bridge Financing.

         In January 1997, pursuant to the Bridge Financing, the Company completed the sale to 23 private investors (including certain officers and directors of the Company) of 25 Units, each Unit consisting of (i) an unsecured 9% non-negotiable Bridge Note in the principal amount of $50,000 due on the earlier of the consummation of this offering or January 16, 1998, (ii) 5,000 Bridge Shares, and (iii) 25,000 Bridge Warrants, each Bridge Warrant representing the right to purchase one share of Common Stock at an exercise price of $4.00 per share, subject to adjustment in certain circumstances. The purchase price per Unit was $50,000. The Company received gross proceeds of $1,250,000 from the sale of such Units. After payment of $125,000 in placement fees to the Underwriter, which acted as placement agent for the Company with respect to the Bridge Financing, and other offering expenses of approximately $105,000, the Company received net proceeds of approximately $1,020,000 in connection with the Bridge Financing. The net proceeds from the Bridge Financing were, and are, being used in connection with the Company's operations, including to fund the Company's research and development efforts, to fund its sales and marketing activities, to repay certain outstanding obligations, and for working capital and general corporate purposes, including pre-offering expenses in connection with this offering and the repayment of the Interim Loan as set forth above.

         The Company has obtained a commitment from First Suffield to furnish a $300,000 revolving credit facility to be made available upon the consummation of this offering. The commitment provides that such facility would have a term of 366 days and that amounts outstanding thereunder would bear interest at the bank's floating base rate, with interest payable monthly on outstanding principal balances. The Company would be required to maintain a minimum checking account daily balance of $350,000 at such bank. Additionally, all existing loans from First Suffield to the Company must be paid down to $0 at or prior to the closing of the loan. There can be no assurance that the revolving credit facility will be furnished to the Company by such financial institution or any other lender or, if furnished, as to the timing or terms thereof. If such facility is obtained by the Company, the Company will borrow the entire amount available thereunder in order to repay a portion of its then outstanding bank indebtedness and that the balance of such indebtedness will be paid out of the proceeds of this offering.

         The Company's capital requirements have been and will continue to be significant. The Company has been dependent on the sales of its securities to private investors (including the Bridge Financing), as well as on capital contributions and loans from affiliates and certain financial institutions guaranteed by certain stockholders of the Company. During the period from inception through the date of this Prospectus, the Company has raised capital in the aggregate amount of $3,740,000 through such means. The Company is dependent on and intends to use the proceeds of this offering to continue the implementation of its proposed plan of operation. The Company anticipates, based on currently proposed business plans and assumptions relating to its operations (including assumptions regarding the Company's ability to meet its current marketing objectives and the timing and costs associated therewith), that the proceeds of this offering, together with projected cash flow from operations, will be sufficient to fund the Company's operations and capital requirements for at least twelve months following the consummation of this offering. In the event that the Company's plans change, its assumptions change or prove to be inaccurate or if the proceeds of this offering prove to be insufficient to fund operations (due to unanticipated expenses, technical difficulties, problems or otherwise), the Company would be required to seek additional financing sooner than currently anticipated. There can be no assurance that the proceeds of this offering will be sufficient to permit the Company to successfully further develop and commercialize the Company's smart card technology or that any assumptions relating to the Company's operations will prove to be accurate. In addition, any implementation of the Company's business plans subsequent to the twelve month period following this offering may require proceeds greater than the proceeds of this offering or otherwise currently available to the Company. The Company has no current arrangements with respect to, or sources of, additional financing and there can be no assurance that any such financing will be available to the Company on commercially reasonable terms, or at all. It is not anticipated that any of the officers, directors or stockholders of the Company will provide any portion of the Company's future financing requirements. Any inability to obtain additional financing when needed will have a material adverse effect on the Company, including requiring the Company to curtail its activities and possibly causing the Company to cease its operations. To the extent that the Company finances its operations through the issuance of additional equity securities, any such issuance would result in dilution to the interests of the Company's then-existing stockholders. Additionally, to the extent that the Company incurs indebtedness or issues debt securities, the Company will be subject to all of the risks associated with incurring substantial indebtedness, including the risks that interest rates may fluctuate and cash flow may be insufficient to pay principal and interest on any such indebtedness.

Possible Fluctuations in Operating Results

         The Company's sales cycle is expected to commence at the time a prospective system sponsor demonstrates an interest in purchasing a smart card system from the Company or issues a request for a proposal or information or takes similar action and ends upon the installation of a smart card system for the system sponsor. The sales cycle will vary by system sponsor and could extend for periods of up to twelve months or more, depending upon, among other things, the time required by the system sponsor to complete a pilot test of the Company's smart card system, make a determination regarding an acquisition thereof and negotiate payment terms with the Company. The Company's operating results could vary from period to period as a result of this fluctuation in the length of the Company's sales cycle and as a result of fluctuations in the purchasing patterns of potential system sponsors, technological factors, variations in marketing strategies for different target markets and non-recurring smart card system sales.

                                    BUSINESS

General

         The Company, a development stage company, was organized to design, develop and market high security, flexible, multiple application smart card systems. A smart card is a credit card-sized plastic card containing a microchip that provides the card with memory storage capabilities in a secure environment and, in advanced versions such as the Company's, enables the card to perform data processing functions. Smart card systems are typically used by government agencies or commercial enterprises (the "system sponsor") to store, access and modify participant or customer (the "user") information. The Company's proprietary smart card technology and software enable system sponsors to store data on a user's smart card, and enable the system sponsor, or a service provider authorized by the system sponsor (the "authorized service provider"), to access, read, input, delete, modify and process such data. The Company designs its smart card systems to perform functions for various target markets, such as employee licensing, animal health and registration, frequent patron tracking and various government applications, depending on the system sponsor's needs. The Company believes that its smart card systems, which offer the capability to perform multiple functions on a single card, provide enhanced security and privacy protection not offered by existing smart cards and position the Company to capitalize on perceived market opportunities for information systems incorporating smart card technology.

Industry Background

         Smart card technology was developed in France in the mid 1970s and is currently in wide use in Europe, the Pacific Rim, Latin America and the Middle East. Worldwide production of smart cards numbered approximately 482 million units in 1995 and was expected to have exceeded 729 million units in 1996, according to a microchip manufacturer cited in Card Technology Today, an industry trade journal. Most smart cards currently in use are low capacity memory-only phone cards which provide only data storage, reading and deletion capabilities. More sophisticated smart cards, including the Company's smart cards, are microprocessor-based and therefore have the ability not only to store, read and delete data but also to add, modify and process data. However, the Company believes that most microprocessor-based smart cards currently in use were designed to perform functions for single purpose applications only, such as pay television access control, medical or academic recordkeeping or insurance claim processing. The Company believes that these smart cards also generally utilize multiple, alternative technologies such as microchips, bar codes and magnetic stripes simultaneously, or allow access by any authorized service provider to all the information included within the card.

         Most cards currently used in electronic transactions are magnetic stripe cards, such as ordinary credit cards or automatic teller machine cards. Such cards contain only limited information such as account numbers and identification information, but cannot store or update additional information such as current account balances. The Company believes that the market for smart cards in North America remains relatively unexploited due to the large capital and infrastructure investments made by debit and credit card issuers and the significantly lower costs associated with the use of magnetic stripe cards. However, smart cards have recently been introduced in the United States in a number of venues. For example, a stored value card program designed to facilitate purchases from participating vendors was used during the 1996 Summer Olympics. In addition, the National Football League's Jacksonville Jaguars have installed a smart card system to be used for the purchase of concession items at football games. The State of Mississippi has proposed a plan to replace food stamps with a card based system to improve convenience and efficiency, as well as to decrease fraud. American Express Travel Services, Inc. has also recently announced a test program in conjunction with American Airlines' ticketless travel system in which smart cards will be used to help streamline the check-in process and enhance customer reward programs.

         The Company believes that smart cards offer certain advantages over magnetic stripe cards including the ability to store pages of information and update or otherwise utilize data as circumstances require. In addition, while the data contained on magnetic stripe cards is difficult to secure, smart cards can be programmed to prevent manipulation of data stored in the card. A smart card can also be programmed with a non-alterable memory, prohibiting the writing of new data on top of old data, and can be programmed to utilize public and private key encryption algorithms to lower the risk of theft of sensitive data. Furthermore, unlike magnetic stripe cards, most smart cards are extremely difficult to alter, duplicate or reproduce. The Company believes that the limitations of magnetic stripe cards will present significant market opportunities in North America for smart card systems featuring enhanced security and multiple application layering as electronic transactions, including government benefits transfers, licensing and frequent patron tracking, become more complex.

Technology Overview

         The Company's proprietary smart card systems incorporate dual card access technology and multiple application layering. The Company believes that these components result in certain advantages over magnetic stripe cards and existing smart card systems, including enhanced security features and multiple function capabilities. The Company's dual card access technology (analogous to a dual key system for access to a safe deposit box) requires the simultaneous use of both a user card and an access card to activate the system. User cards are issued by a system sponsor (such as an HMO, welfare agency, state motor vehicle department or retail store) to users such as patients, benefits recipients, drivers or customers. Access cards are issued by the system sponsor to authorized service providers affiliated with the particular system sponsor (such as HMO participating physicians, welfare administrators, police officers and cashiers). Each user card issued by the system sponsor has stored within it an individualized database containing user-specific information, which is stored in a "common pool." The Company's multiple application layering technology allows an access card to retrieve from this common pool of information only the data that the access card in use is programmed to access. The data stored on the user card is then displayed and processed in accordance with the requirements of the application layer activated by the particular access card in use. This process increases the potential number of uses of the user card and enables a single user card to serve multiple system sponsors as well as multiple authorized service providers within a single system sponsor.

         By virtue of the dual access and multiple application layering features of the Company's technology, a basic set of data carried on a single smart card can be processed and configured according to the specific requirements of each of the application layers of the card. As a result, a vast array of information and electronic documents and reports can be generated for various categories of system sponsors and authorized service providers, thereby substantially increasing the potential number of uses for each card in the system. For example, one user's smart card provided by the Company could generate a medical history when activated by an HMO-participating physician's access card, an insurance claim record when activated by the HMO's benefits administrator's access card, a welfare benefits record when activated by a welfare administrator's access card, and a driver's license when activated by a police officer's access card. By providing a system sponsor with the ability to add applications over time, as well as allowing multiple system sponsors to utilize different layers of the same smart card, the Company's smart card systems will enable the cost per smart card to be allocated among separate system sponsors or different departments within a single system sponsor. The Company believes that these features position its smart card systems as secure, cost-effective solutions for electronic transaction and information processing.

         Generally, smart cards can incorporate advanced security features, ranging in sophistication from a password or personal identification number system to a fingerprint or facial geometry recognition system, which are not found in magnetic stripe cards. The Company believes that the multiple application layering feature of its smart card systems provides enhanced security and privacy protection. Each application layer is separate, with "firewall"-type safeguards to prevent unauthorized access to data in another application layer. Moreover, each layer can be programmed with the level of security appropriate to the sensitivity of the data contained in such layer. In addition, the Company's system establishes an "audit trail" which will record specific information regarding each instance in which data is accessed, including the time, the date and the identity of the person accessing information.

         The Company's technology also permits easy adaptation and customization, allowing the Company to provide a smart card system tailored to the system sponsor's needs. The Company's technology provides system scalability by allowing a system sponsor, over time, to increase the number of applications performed by its smart cards, provide additional services or add other system sponsors. Furthermore, the Company's technology can support a communication system in which messages and data updates can be sent between the system sponsor and the authorized service provider and/or user, including messages that render a card inoperable if no longer valid.

Products

         The Company was organized to design, develop and market high security, flexible, multiple application smart card systems, which are comprised of the following products:

                  Smart Cards. The Company currently uses commercially available microchips containing three kilobytes of EEPROM (electronically erasable programmable read-only memory), but may elect to utilize other microchips in the future. The Company arranges for initial entry of database information on the user cards and authorized access codes on the access cards to the system sponsor's specifications.

                  Read/Write Devices. A read/write device is hardware that provides the data interface between a smart card and the host computer, allowing data to be transferred between a database and a smart card. Information can be uploaded and downloaded at any read/write device within the system. The Company's smart card systems utilize basic, relatively inexpensive read/write devices because certain functions that would otherwise be performed by the read/write devices are performed by the Company's smart card software. In addition, because the Company's smart cards conform with applicable industry standards, the cards are compatible with various types of read/write devices currently in use.

                  Printers. The Company utilizes smart card printers for printing images and other information required to be displayed on the face of the smart cards.

                  Customized Application Software. Each smart card system developed by the Company, in order to perform the various applications included in that system, requires customized application software to be written relating to the specific tasks to be accomplished. Typically, such customized application software includes software which performs certain basic functions, as well as software which performs the specific functions required by the particular system. The Company has developed software which performs the basic functions required to be performed by all of the Company's smart card systems. By virtue of having developed such software, the Company is able to create the customized applications required for a particular system more quickly than if all of the software necessary to implement the system were required to be developed for each particular application. The Company's proprietary software has been developed for use on a workstation personal computer. The software is compatible with Windows 3.x(TM), Windows 95(TM) and Windows NT(TM).

         The Company intends to provide each system sponsor with a customized configuration of its products based upon the sponsor's specific needs and constraints, ranging from subsystems comprised of selected components which may be integrated with products or systems provided by third parties to complete "turnkey" systems. The Company plans to deliver system stations to facilitate initial and ongoing operation of each system installed by the Company. An issue station will issue personalized smart cards, and will be comprised of one or more personal computers, video cameras for systems requiring photographs on user cards, read/write devices, card printers and system software. An update station will implement necessary changes to the Company's smart cards, such as updating of information or modification of a service provider's ability to access particular user information, and will be comprised of a personal computer, one or more read/write devices and system software. One or more display stations will permit a user or authorized service provider to view information stored on a user card, and will be comprised of a personal computer, notebook computer and/or hand-held display device, read/write devices and system software. The Company anticipates that a system sponsor may, under certain circumstances, seek to utilize, or otherwise procure, its own system station hardware. In such cases, the Company would expect to aid the system sponsor in integrating such hardware with the smart card system products provided by the Company.

         Pricing. The prices of the Company's products will depend on the system sponsor's specifications and requirements relating thereto (including the number and type of application layers per card) and any applicable volume discounts. However, the Company anticipates that the suggested end-user price generally will be approximately $8 to $15 per card, and $50 to $500 for read-write devices. The price of the Company's customized application software will depend upon various factors, including the nature and complexity of the smart card products and required system interfaces. The off-the-shelf products comprising the balance of the components of the smart card systems offered by the Company (including printers, personal computers, notebook computers and hand-held display devices) will be offered at then-prevailing market prices.

         Warranty and Service. The Company will offer a limited warranty covering both parts and labor, pursuant to which the Company or its authorized service representatives will make repairs and replace parts which become defective due to normal use. The Company does not anticipate that the cost of servicing its smart card systems will be material. Furthermore, substantially all component parts of the Company's smart card systems will be covered by warranties from the suppliers thereof. However, there can be no assurance that future warranty expenses will not have an adverse effect on the Company.

Smart Card Product Development

         The Company believes that there are numerous potential applications for its smart card systems, including the following:

         o Employee Licensing - Licensing and identification of employees in certain regulated industries, including photo identification, time and attendance records, specific database information required by the employer and access control to secure areas.

         o Animal Health and Registration - Tracking of lineage history, medical information, identification, breed information, nutritional information, performance data and history of interstate and intrastate movement of thoroughbred horses and various other racing and show animals.

         o Government Applications - Issuance of citizen photo identification and government licenses (such as motor vehicle, professional and weapons licenses) and maintenance and processing of government entitlement information (including Medicare, Medicaid and welfare information).

         o Frequent Patron Programs and Tracking - Awarding of points, miles or other credits for retail purchases and tracking of customer purchases to facilitate more focused target marketing.

         The Company is the assignee of McKinnie Systems, Inc. ("McKinnie") with respect to an agreement between McKinnie and the Birmingham Racing Commission ("BRC"), pursuant to which agreement the Company has installed an employee tracking system at the Birmingham Race Course. The agreement provides for the Company to deliver smart cards and hardware in connection with the licensing and monitoring of race track personnel and others. Pursuant to the agreement, the Company has developed a licensing database containing more than 30 categories of information for each licensee, including name, address, date and place of birth, height, weight, employer's name, fines, rulings, suspensions and revocations. The agreement provides for the Company to offer to BRC 3,000 smart cards at an initial price of $10 per card and to offer the next 10,000 smart cards at a price of $5 per card. Any additional smart cards purchased by BRC shall be at the lowest unit price per card sold to any other commission customer of the Company for smart cards of comparable capacity. To date, the Company has provided BRC with approximately 11,200 cards and two read/write devices. The term of the agreement is five years, subject to early termination upon 30 days notice to the Company. The Company may not terminate the license before expiration of the five-year term of the agreement. See "Certain Transactions."

         In April 1995, the Company entered into a Licensing and Exclusive Marketing Agreement with The Association of Racing Commissioners International, Inc. ("ARCI"), a non-profit corporation representing certain racing commissions throughout North America, pursuant to which the Company has granted to ARCI the exclusive marketing and promotion rights to certain user information, identifier and other smart card technology and related software and hardware for use by public agencies which oversee and regulate employees in the pari-mutuel industry. Pursuant to the agreement, any ARCI member which enters into an agreement with ARCI to implement an employee licensing and identification system using the Company's smart card system shall be required to purchase from the Company all smart cards to be issued by such ARCI member. The Company has the right to terminate the agreement in the event that fewer than 50,000 cards (including those purchased pursuant to the agreement with BRC described above) are purchased by ARCI members in any year. The agreement is for a term of five years, and may be renewed by ARCI for an additional period of five years provided that at least 250,000 smart cards have been purchased thereunder during the initial term. In connection with the agreement, an employee licensing system has been installed in Oregon and, to date, the Company has sold approximately 8,000 smart cards and four read/write devices.

         From June 1 to September 1, 1995, the Company conducted a pilot program at Atlantic City Raceway and Monmouth Park in New Jersey and Philadelphia Park in Pennsylvania involving the issuance of equine health passport smart cards that track the identity, movement and medical records of thoroughbred racehorses. Under this program, data on approximately 500 thoroughbred racehorses that would otherwise have been provided in paper documents was entered into smart cards provided by the Company and each track gatekeeper in the program utilized a reader terminal that interfaced with the cards to determine whether particular horses were eligible for entry on racetrack grounds. The pilot was co-sponsored by The Jockey Club Racing Services, Inc. During the pilot program, the Company issued approximately 500 equine health passport smart cards. The Company is currently developing enhancements to the smart card system utilized in the pilot program in order to address certain operational issues which arose during the program. An equine health passport program is scheduled to be implemented by the Company in New York in May 1997. The Company is seeking to extend the program into other states as well as to develop a similar program for other animals in the United States. There can be no assurance that the Company's pilot programs will be successful or that, if successful, such programs will result in system purchases by any potential system sponsor.

         The Company, either alone or in conjunction with strategic partners, is currently in discussions and negotiations with certain potential system sponsors regarding possible future smart card projects. The Company is in negotiations with a company involved in the gaming industry to develop one or more smart card applications in the area of player tracking and customer service. In addition, the Company is working with a strategic partner which has been selected to develop a smart card-based system for the time and attendance management of individuals employed by a major U.S. city. The Company, through the Subsidiary, is also pursuing negotiations with an international systems integrator to form a joint venture for the purpose of securing a contract to develop a smart card system for the Province of Ontario. In addition, the Company has recently commenced discussions with a general contractor for trade shows, expositions and special events to develop a smart card system that would, among other things, provide exhibitor, vendor and attendee registration and tracking, facilitate rentals of booth space and related goods and services by exhibitors and permit credit and debit purchases by exhibitors and attendees. There can be no assurance that any such projects will be implemented or, if implemented, generate meaningful revenues.

Marketing and Sales

         The Company's objective is to become a leading provider of smart card systems to government and commercial sponsors requiring increasingly complex, secure and cost-effective information processing systems. Because the Company believes that there are numerous potential target markets for the Company's smart card systems, the Company intends to market its products through multiple channels, including through strategic marketing alliances and licensing or other arrangements with systems integrators, value added resellers and other smart card vendors. The Company believes that such arrangements will enable it to have access to substantial numbers of potential smart card system sponsors, and that third-party partners can provide knowledge, experience and/or financial resources appropriate to a specific market opportunity and may enhance the Company's ability to achieve significant penetration in select markets, especially in those involving government services. The Company anticipates that, under certain circumstances, its smart card products will be bundled with the other party's products and services to create a complete integrated system that can be marketed to potential system sponsors. The Company will also seek to provide complete smart card solutions, on a turnkey basis, to system sponsors by providing all of the hardware and software elements required to implement the system.

         The Company will seek to identify potential sponsors and strategic partners and attempt to increase the visibility of the Company. The Company intends to market its smart card systems either directly through the Company's management and employees or through third parties such as independent sales representatives and marketing and other consultants. The Company retains independent sales representatives in the United States and abroad, whose relationships with the Company are generally governed by a written contract for a specified term, subject to renewal under certain circumstances, and provides for a limited exclusive territorial or industry representation, specified fees or commissions and specified sales targets. The Company may, in the case of potential system sponsors within certain target industries, sell its systems through marketing and other consultants with relationships in such industries. The Company has recently appointed a Director of Marketing and Sales, and may also retain the services of other personnel, to implement the Company's marketing efforts.

         The Company also plans to market its systems through sales brochures, direct mailings, advertisements in trade publications and participation in industry trade shows. The Company intends to utilize a portion of the proceeds of this offering to expand its marketing and sales activities.

Research and Development

         During the period from June 1994 (inception) through December 31, 1994, the year ended December 31, 1995 and the nine months ended September 30, 1996, the Company incurred costs related to research and development activities in the amounts of approximately $99,000, $140,000, and $128,000, respectively. The Company intends to utilize a portion of the proceeds of this offering for research and development, including the further enhancement of the Company's proprietary technology as well as the development of system applications and pilot programs for potential system sponsors.

Manufacturing

         Components for the Company's smart cards, such as microprocessor chips and plastic cards as well as associated hardware, may be purchased from a number of qualified electronic parts manufacturers and distributors. The Company has entered into a requirements contract with US3, Inc. ("US3"), a leading manufacturer of smart cards, pursuant to which the Company has agreed to purchase, and US3 has agreed to supply, all of the Company's requirements for smart cards at or below certain specified prices and smart card hardware at prices to be agreed upon from time to time; provided, however, that the Company may purchase smart cards or related hardware from others if US3 is unable to provide the Company with its requirements at any time or if the Company is able to obtain smart cards or hardware of higher quality than that of US3 or of similar quality to that of US3 but at lower prices. The agreement had an initial term of one year commencing April 1995, was automatically renewed for an additional one-year period in April 1996 and will continue to be automatically renewed on an annual basis through April 2000, unless written notice of non-renewal is given by the Company to US3 at least 30 days prior to the end of the applicable renewal term.

Competition

         The market for the Company's smart card systems is characterized by intense competition. The market is currently dominated by cards utilizing magnetic stripes, and is expected to be dominated by magnetic stripe cards for the foreseeable future due to the lower costs of production of such cards and the substantial capital and infrastructure investments made by debit and credit card issuers in such cards. The Company also competes with numerous well-established companies, including Gemplus, Bull CP8 (a unit of Groupe Bull), Schlumberger Industries International and Solaic, which design, manufacture and/or market smart card systems. Although the Company believes that its dual card access and multiple application layering technologies will allow the Company to compete on the basis of enhanced security, flexibility, scalability, cost-effectiveness and quality, the Company's smart card systems incorporate new concepts and may be unsuccessful even if they are superior to those of its competitors. In addition, certain companies may be developing technologies or products of which the Company is unaware which may be functionally similar or superior to those developed by the Company. Most of the Company's competitors and potential competitors possess substantially greater financial, marketing, personnel and other resources than the Company and have established reputations relating to the design, development, manufacture, marketing and service of smart card systems. As the market for smart card systems grows, new competitors are likely to emerge. Additional competition could adversely affect the Company's operations. Smart card technology also competes with other electronic transaction and information processing technologies, including magnetic stripe cards, bar code cards, laser optical cards and radio frequency contactless cards, as well as traditional methods of transaction and information processing, whether effected or recorded on paper or otherwise.

Government Regulation and Industry Standards

         In the United States, the Company is not currently subject to direct regulation other than federal and state regulation applicable to businesses generally. However, changes in the regulatory environment relating to the smart card industry could have an adverse effect on the Company's business. Legislative proposals from federal and state government bodies in the area of privacy rights could impose additional regulations and obligations upon all smart card providers. The Company cannot predict the likelihood that any such legislation will pass, nor the financial impact, if any, that any such legislation may have. Moreover, the applicability to smart card system sponsors and service providers of existing laws governing issues such as personal privacy is uncertain.

         The Company believes that its smart card systems are currently in compliance with the quality assurance standards of ISO-7816, an international standard promulgated by the International Organization for Standardization, a worldwide federation of standards bodies from approximately 100 countries. These standards have been adopted by the European Community and others as their preferred quality standards. However, as technological advances occur in the smart card industry, other emerging standards may gain widespread acceptance. While compliance with applicable and emerging standards is the responsibility of the Company's suppliers, any failure on the part of the Company's suppliers to comply with such standards could materially and adversely affect the Company's sales to various system sponsors and prevent the Company's expansion into certain markets.

         As part of its strategy, the Company intends to market its smart card systems to government agencies in the United States, Canada and abroad. If successful, the Company will become subject to the special risks involving government contracts, including delays in funding, lengthy review processes for awarding contracts, non-renewal, delay, termination at the convenience of the government, reduction or modification of contracts in the event of changes in the government's policies or as a result of budgetary constraints and increased or unexpected costs resulting in losses.

         The Company will also be required to obtain any potential government contracts through the competitive bidding process. The competitive bidding process is typically lengthy and often results in the expenditure of financial and other resources in connection with bids that are not accepted. Additionally, inherent in the competitive bidding process is the risk that actual performance costs may exceed projected costs upon which a submitted bid or contract price is based. Moreover, in most instances, the Company would be required to post bid and/or performance bonds in connection with contracts with government agencies.

         To the extent that the Company is able to successfully expand its operations into foreign markets, the Company may become subject to trade restrictions (including restrictions on the export of critical technology), export duties and tariffs and international political and regulatory developments.

Intellectual Property

         The Company's success will depend on its ability to obtain patents, protect trade secrets and operate without infringing on the proprietary rights of others. The Company has applied for a United States patent with respect to its dual card access technology. The Company contemplates filing patent applications in selected foreign jurisdictions where such filings would, in the Company's opinion, provide it with a competitive advantage. Although the Company believes its patent application contains patentable claims, there can be no assurance that any patent will be issued. Moreover, the patent laws of other countries may differ from those of the United States as to the patentability of the Company's products or technology and the degree of protection afforded by foreign patents may be different from that in the United States. The failure by the Company to obtain any patents could have a material adverse effect on the Company's ability to successfully commercialize its smart card systems. Even if the Company is able to obtain a patent, there can be no assurance that any such patent will afford the Company commercially significant protection for its technology. Other companies may independently develop equivalent or superior technologies or products and may obtain patent or similar rights with respect to them. The Company is not aware of any infringement by its technology on the proprietary rights of others and has not received any notice of claimed infringement. However, the Company has not conducted any investigation as to possible infringement and there can be no assurance that third parties will not assert infringement claims against the Company in connection with its products, that any such assertion of infringement will not result in litigation, or that the Company would prevail in such litigation. Moreover, in the event that the Company's technology or proposed products were deemed to infringe upon the rights of others, the Company would be required to obtain licenses to utilize such technology. There can be no assurance that the Company would be able to obtain such licenses in a timely manner on acceptable terms and conditions, and the failure to do so could have a material adverse effect on the Company. If the Company were unable to obtain such licenses, it could encounter significant delays in product market introductions while it attempted to design around the infringed upon patents or rights, or could find the development, manufacture or sale of products requiring such license to be foreclosed. In addition, patent disputes are common in the smart card and computer industries and there can be no assurance that the Company will have the financial resources to enforce or defend a patent infringement or proprietary rights action. The Company has also applied for a copyright registration of the software used in connection with its dual card access technology. In addition, the Company has applied for federal trademark registration of its SMART-ID mark and design. The Company's use of its software, name and mark may be subject to challenge by others, which, if successful, could have a material adverse effect on the Company.

         The Company also relies on trade secrets and proprietary know-how and employs various methods to protect the concepts, ideas and documentation relating to its proprietary technology. However, such methods may not afford the Company complete protection and there can be no assurance that others will not independently obtain access to the Company's trade secrets and know-how or independently develop products or technologies similar to those of the Company. Furthermore, although the Company has and expects to have confidentiality and non-competition agreements with its employees and appropriate suppliers and manufacturers, there can be no assurance that such arrangements will adequately protect the Company's trade secrets.

         The Company purchases many of the hardware and non-proprietary software components of its smart card systems through normal electronic and computer distribution channels. Typically, such components are sold with standardized license agreements containing non-negotiated terms, conditions and restrictions established by the manufacturer.

Employees

         As of January 30, 1997, the Company had eight full-time employees, consisting of three executive officers and five employees engaged in engineering, technical support, product development, marketing and sales, including its recently appointed Director of Marketing and Sales. The Company also uses the resources of independent programmers and consultants from time to time on an as needed basis. The Company anticipates that it will hire additional sales and technical personnel to continue to implement the Company's marketing and product development efforts and may engage independent sales representatives and industry-specific marketing consultants to assist the Company in marketing the Company's smart card systems to potential system sponsors. The Company also intends to hire a Chief Financial Officer prior to the consummation of this offering.

Facilities

         The Company leases, pursuant to a sublease, approximately 2,750 square feet of office space at 1355 Terrell Mill Road, Marietta, Georgia. The sublease commenced on December 15, 1996 and will continue through January 31, 2000. Pursuant to the sublease, the Company is required to pay rent of approximately $2,917 per month, increasing through the term of the sublease to approximately $3,100 per month. The Company currently leases furniture and fixtures for such facility at a rate of approximately $378 per month.

                                                    MANAGEMENT

Directors and Executive Officers

         The current directors and executive officers of the Company are as follows:

                Name                     Age                       Position
               -----                     ---                       --------

         Lawrence O. Perl                54              Chief Executive Officer and Director
         Raymond Findley, Jr.            48              President, Chief Operating Officer and Director
         Robert H. Dixon                 36              Vice President of Technical Operations
         Harold Rothstein                74              Director
         Raymond Roncari                 72              Director
         Stephen S. Weisglass            67              Director

         Lawrence O. Perl, a co-founder of the Company, has been Chief Executive Officer and a director of the Company since its inception. From April 1993 to June 1994, Mr. Perl served as Chief Executive Officer and a director of McKinnie, a privately-held supplier of computerized management information systems to the pari-mutuel industry. From September 1984 through March 1993, Mr. Perl served as a financial consultant for Roncari Industries, Inc., a privately-held producer of quarry, asphalt and concrete products. In addition, since August 1977, Mr. Perl has served as President of Lawrence Owen Associates, Inc., a privately-held hotel and financial consulting firm, and, since 1978, has been affiliated with other privately-held entities engaged in hotel ownership and management.

         Raymond Findley, Jr., a co-founder of the Company, has been President, Chief Operating Officer and a director of the Company since its inception. From June 1990 to May 1994, Mr. Findley served as President and Chief Executive Officer of Phoenix DataCrypt Systems, Inc., a privately-held designer and developer of smart card-based technology and business applications. From September 1988 to April 1990, Mr. Findley was President and Chief Executive Officer of British Telecom CBP, Inc., a developer and marketer of financial telecommunications and trading systems.

         Robert H. Dixon has been Vice President of Technical Operations of the Company since July 1994. From September 1987 to July 1994, Mr. Dixon was employed as software manager of McKinnie and from April 1984 to August 1987 Mr. Dixon was employed as a sales representative and computer programmer by Tri-State Lighting, Inc., a privately-held lighting fixture manufacturer.

         Harold Rothstein, a co-founder of the Company, has been a director of the Company since May 1996. In 1967, Mr. Rothstein founded Utility Development Corporation, a Connecticut-based privately-held general contracting firm which is primarily engaged in building federally insured multi-family and low-income housing. Mr. Rothstein has served as the Chief Executive Officer of Utility Development Corporation since its inception.

         Raymond Roncari, a co-founder of the Company, has been a director of the Company since May 1996. From 1979 to July 1995, Mr. Roncari served as the President and Chief Executive Officer of Roncari Industries, Inc., and since July 1995 has served as President and Chief Executive Officer of Tilcon-Roncari, Inc., a successor-in-interest to Roncari Industries, Inc. Mr. Roncari has also served as Chairman, President and Chief Executive Officer of Roncari Development Co., a real estate development company, since 1970 and of Roncari Associates, Inc., a cargo facilities company, since 1980. In addition, from 1965 to 1985, Mr. Roncari served as a director and Chairman of the Executive Committee of the Northern Connecticut National Bank - Windsor Locks.

         Stephen S. Weisglass became a director of the Company in November 1996. Since August 1996, Mr. Weisglass has served as Executive Managing Director of Genesis Merchant Group Securities, a San Francisco investment banking firm. From 1979 to July 1990 and from October 1990 to August 1996, Mr. Weisglass was affiliated with Ladenburg, Thalmann & Co. Inc. ("Ladenburg"), an investment banking firm, during which time he served in various positions, including Managing Director, President, Chairman of the Executive Committee and Vice Chairman of the Board, as well as Chairman of the Board of Equity Research Associates, an investment research firm which was a subsidiary of Ladenburg. During August and September of 1990, Mr. Weisglass was Vice Chairman of the Underwriter.

Key Employee

         Peter J. Quadagno, 50, was appointed Director of Marketing and Sales in January 1997. From January 1996 through January 1997, Mr. Quadagno served as principal of Quadagno and Associates, Inc., a consulting firm specializing in the development and implementation of card-based programs. From June 1994 to January 1996, he served as Manager, Transitional Services of the Smart Card Enterprise Division ("SCE") of Electronic Payment Services, Inc., a processor of debit and credit card transactions and the owner of the MAC regional ATM network ("EPS"). SCE was responsible for the development of an electronic, stored value card purse application for EPS using smart card technology. From June 1989 to May 1994, Mr. Quadagno was Vice President, Operations of the Metropolitan Transportation Authority Card Company, which was created to manage the market introduction, and product management functions for the New York City Transit Authority's stored value MetroCard product. From 1987 to June 1989, Mr. Quadagno was Engagement Manager/Marketing Director for Carmody & Company, a management consulting firm. From 1984 to 1987, he served as Executive Account Manager - ATM Vertical Business Unit of NCR Corporation's Financial Systems Division. Prior thereto, Mr. Quadagno was Assistant Vice President - ATM Project/Debit Card Product Management with Manufacturers Hanover Trust Company.

         Executive officers serve at the discretion of the Board. Directors of the Company hold office until the expiration of the term for which they are elected and until their respective successors have been elected and qualified, or until their prior death, resignation or removal. The Board of Directors is classified into three classes of directors, with each class serving a staggered three-year term. Messrs. Findley and Weisglass are Class I directors, Mr. Roncari is a Class II director, and Messrs. Perl and Rothstein are Class III directors. The terms of the Class I, Class II and Class III directors will expire at the annual meetings of stockholders to be held in 1997, 1998 and 1999, respectively. The Company reimburses the directors for reasonable travel expenses incurred in connection with their activities on behalf of the Company, but does not pay its directors any fees for Board participation (although it may do so in the future). Pursuant to the Nonemployee Directors' Stock Option Plan, nonemployee directors will automatically be granted each year, on the date of the Company's annual meeting of stockholders, Non-incentive Options (as hereinafter defined) to purchase 2,500 shares of Common Stock of the Company at an exercise price equal to the fair market value thereof on the date of grant. See "- Nonemployee Directors' Stock Option Plan."

Committees of the Board

         Audit Committee. Upon the consummation of this offering, the Company will establish an Audit Committee of the Board of Directors consisting of at least two directors who are not employees of the Company. It is currently anticipated that Messrs. Rothstein and Weisglass will comprise the Audit Committee. Audit Committee members will meet regularly with the Company's financial management and independent auditors to review the results of their examination, the scope of audits and their opinions on the adequacy of internal controls and quality of financial reporting.

         Compensation Committee. Upon the consummation of this offering, the Company will establish a Compensation Committee of the Board of Directors (the "Compensation Committee") consisting of at least two directors who are not employees of the Company. It is currently anticipated that Messrs. Rothstein and Roncari will comprise the Compensation Committee. The Committee will make recommendations to the Board of Directors concerning the salaries of all elected officers. In addition, the Compensation Committee will administer the Company's Stock Option Plan and determine the amounts of, and the individuals to whom, awards shall be made thereunder. See "1996 Stock Option Plan."

         Executive Committee. Upon the consummation of this offering, the Company will establish an Executive Committee of the Board of Directors. It is currently anticipated that Messrs. Perl and Rothstein will comprise the Executive Committee. The Executive Committee will have all the powers of the Board (except those specifically reserved under the DGCL to the full Board of Directors) in the management and direction of the business of the Company.

         The Company has agreed, for a period of five years from the date of this Prospectus, upon the request of the Underwriter, to nominate and use its best efforts to elect a designee of the Underwriter as a director of the Company, or, at the Underwriter's option, as a non-voting advisor to the Company's Board of Directors. All of the Company's officers and directors, as well as the holders of a majority of the Company's outstanding stock, have agreed to vote their shares of Common Stock in favor of such designee. The Underwriter has not yet exercised its right to designate such person.

         The Company has obtained "key man" insurance on the life of each of Messrs. Perl and Findley in the amount of $2 million each.


Executive Compensation

         The following table sets forth certain information regarding the compensation in each of the fiscal years since the Company's inception paid to the person who served as the Company's Chief Executive Officer during the fiscal year ended December 31, 1996 and to the other officer of the Company who earned $100,000 or more during such year (collectively, the "Named Officers").


                           Summary Compensation Table

                                                                                         Long-Term Compensation
                                                                                  -----------------------------------
                                              Annual Compensation(1)                       Awards             Payouts
                                        -------------------------------------     -----------------------     -------
                                                                      Other
                                                                      Annual      Restricted                              All Other
                                                                     Compen-        Stock                        LTIP      Compen-
Name and Principal                                                    sation       Award(s)      Options/       Payouts     sation
     Position                Year       Salary ($)     Bonus ($)       ($)           ($)          SARs(#)         ($)        ($)
-----------------------      ----       ----------     ---------      -------      -----         -------         -----       ----
Lawrence O. Perl             1996        $200,000(1)      --            --            --            --            --          --
 Chief Executive             1995         192,308         --            --            --            --            --          --
 Officer                     1994          80,700         --            --            --            --            --          --

Raymond Findley, Jr.         1996        $200,000(1)                    --            --            --            --          --
 President and Chief         1995         192,308         --            --            --            --            --          --
 Operating Officer           1994          80,700         --            --            --            --            --          --


---------------------
(1) Does not include $50,000 in accrued but unpaid salary payable to each of Messrs. Perl and Findley upon consummation of this offering.

Employment Agreements

         Messrs. Perl, Findley and Dixon. Effective upon consummation of this offering, the Company and each of Messrs. Perl, Findley and Dixon will enter into employment agreements with the Company providing for their continued employment as, respectively, the Company's Chief Executive Officer, President and Vice President-Technical Operations. Each such agreement will have a term of two years. The employment agreements with Messrs. Perl and Findley provide for each to receive an annual base salary of $125,000 during the first year of the agreement and $150,000 during the second year of the agreement. The agreement with Mr. Dixon provides for an annual base salary of $85,000 during the first year of the agreement and $120,000 during the second year of the agreement. Messrs. Perl and Findley will each also be entitled to receive an annual bonus for each year during the agreement equal to 50% of the annual base salary for such year, subject to the Company's having achieved certain performance objectives. In addition, Messrs. Perl and Findley will each be entitled to receive $50,000 in accrued but unpaid salary. Pursuant to their employment agreements, each of Messrs. Perl, Findley and Dixon will also be entitled to such benefits, including participation in medical and life insurance plans, as are customarily provided to senior executives of the Company.

         The employment agreements with each of Messrs. Perl, Findley and Dixon provide that, in the event such employee is terminated due to death or disability, the employee shall be entitled to receive a lump sum severance payment equal to six months' annual base salary. In addition, if the employee is terminated without cause, or the Company elects not to extend the employment agreement or the employee terminates for good reason, including employee's resignation within one year following a change of control of the Company, the employee will be entitled to receive a lump sum payment equal to the greater of
(a) one year's annual base salary or (b) the total annual base salary payable for the balance of the agreement. Messrs. Perl and Findley will also be entitled to a bonus for the then current term based on the Company's performance as of the date of termination projected for the balance of the year and prorated to the date of termination. The employment agreements will also contain provisions prohibiting each of Messrs. Perl, Findley and Dixon from competing with the Company during the term of employment. In addition, such restriction shall be continued for a period of two years following the termination of any such employee's employment (i) automatically, in the event such employment is terminated by the Company during the term of the agreement for cause or is terminated voluntarily by the employee during the term of the agreement other than for good reason, and (ii) at the option of the Company, in the event such employment is terminated by the Company during the term of the agreement other than for cause, is terminated by the employee during the term of the agreement for good reason or is terminated due to the expiration of the agreement, provided that, if the Company so elects to continue such restriction, the Company shall be required to pay the employee an amount equal to two times the employee's then current annual base salary, less the amount of severance payable upon termination, payable in monthly installments over the two-year period.

         Mr. Quadagno. Effective upon consummation of this offering, the Company will enter into an employment agreement with Mr. Quadagno providing for his employment as the Company's Director of Marketing and Sales. The agreement with Mr. Quadagno will have a term of three years. The agreement provides for Mr. Quadagno to receive an annual base salary of $110,000 during the first year of the agreement and $125,000 during the second year of the agreement, and an annual base salary during the third year of the agreement in an amount, not less than $125,000, to be determined by the Executive Committee of the Board of Directors. Mr. Quadagno will also be entitled to receive a bonus of up to $40,000 in the first year of the agreement, $75,000 in the second year of the agreement and an amount to be determined by the Executive Committee of the Board of Directors in the third year of the agreement, in each case subject to the Company's having achieved certain performance objectives. The agreement also provides that the Company shall grant to Mr. Quadagno an Incentive Stock Option (as hereinafter defined) to purchase 20,000 shares of Common Stock, which option will vest in equal installments over a three-year period following the date of grant so long as Mr. Quadagno remains employed by the Company. In the event of Mr. Quadagno's voluntary termination or termination of his employment by the Company for cause, he shall have no further right to exercise the option. The agreement further provides that the Company shall reimburse Mr. Quadagno for reasonable weekly commuting expenses from Philadelphia to the Company's offices in Georgia, and that he shall be entitled to such benefits, including participation in health and life insurance plans, as are customarily provided to senior executives of the Company.

         Pursuant to the employment agreement, in the event Mr. Quadagno's employment is terminated by the Company without cause during the first year of the agreement, he shall be entitled to receive a lump sum payment equal to one year of the then current annual base salary. In addition, in the event Mr. Quadagno's employment is terminated by the Company without cause after the end of the first year of the agreement or due to his death or disability at any time during the term of the agreement, he (or his estate) shall be entitled to receive a lump sum payment equal to six months' annual base salary. The employment agreement also contains provisions prohibiting Mr. Quadagno from competing with the Company during the term of his employment and for a period of two years after the termination thereof.

1996 Stock Option Plan

         In order to attract, retain and motivate employees (including officers), directors, consultants and other persons who perform substantial services for or on behalf of the Company, the Company has adopted the 1996 Stock Option Plan (the "Stock Option Plan"). Pursuant to the Stock Option Plan, stock options covering an aggregate of 270,000 shares of the Company's Common Stock may be granted to the foregoing persons. Under the Stock Option Plan, "incentive stock options" ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), may be granted to employees (including officers), and non-incentive stock options ("Non-incentive Options") may be granted to any such employee and to other persons (including directors) who perform substantial services for or on behalf of the Company. Incentive Options and Non-incentive Options are collectively referred to herein as "Options."

         The Stock Option Plan is administered by the Board of Directors or, at its discretion, by the Compensation Committee. The Board of Directors or the Compensation Committee will be vested with complete authority to administer and interpret the Stock Option Plan, to determine the terms upon which Options may be granted, to prescribe, amend and rescind such interpretations and determinations and to grant Options. The Board of Directors or the Compensation Committee will have the power to terminate or amend the Stock Option Plan from time to time in such respects as it deems advisable, except that no termination or amendment shall materially adversely affect any outstanding Option without the consent of the grantee, and the approval of the Company's stockholders will be required in respect of any amendment which would (i) change the total number of shares subject to the Stock Option Plan or (ii) change the designation or class of employees or other persons eligible to receive Incentive Options or Non-incentive Options.

         The price at which shares covered by an Option may be purchased pursuant thereto shall be no less than the par value of such shares and no less than the fair market value of such shares on the date of grant (the "Fair Market Value"); provided, however, that in the case of Incentive Options, if the optionee directly or indirectly beneficially owns more than 10% of the total combined voting power of all of the outstanding voting stock of the Company (a "10% Holder"), the purchase price shall not be less than 110% of the Fair Market Value on the date of grant. The Fair Market Value will generally be equal to the last sale price quoted for shares of Common Stock on Nasdaq on the date of grant. The purchase price of shares issuable upon exercise of an Option may be paid in cash or by delivery of shares with a value equal to the exercise price of the Option. The Company may also loan the purchase price to the optionee, or guarantee third-party loans to the optionee, on terms and conditions acceptable to the Board of Directors or the Compensation Committee.

         In the event the aggregate fair market value of the shares of Common Stock (determined at the time the Option is granted) with respect to which Incentive Options are exercisable for the first time by the optionee during any calendar year (under all such option plans maintained by the Company) exceeds $100,000, then only the first $100,000 of such shares so purchased will be treated as Incentive Options and any excess over $100,000 so purchased shall be treated as Non-incentive Options. This rule shall be applied by taking Options into account in the order or sequence in which they were granted.

         The number of shares covered by an Option is subject to adjustment for stock splits, mergers, consolidations, combinations of shares, reorganizations and recapitalizations. Options are generally non-transferable except by will or by the laws of descent and distribution, and in the case of employees, with certain exceptions, may be exercised only so long as the optionee continues to be employed by the Company. If the employee dies or becomes disabled, the right to exercise the Option, to the extent then vested, continues for specified periods. Options may be exercised within a period not exceeding ten years from the date of grant, except that the term of any Incentive Options granted to a 10% Holder may not exceed five years from the date of grant. The terms of Incentive Options are subject to additional restrictions provided by the Stock Option Plan.

         Effective as of the date of this Prospectus, Options to purchase an aggregate of 64,000 shares of Common Stock will be granted under the Stock Option Plan, including Options to purchase 20,000 shares to be granted to each of Peter J. Quadagno and Robert H. Dixon. All of such Options will be exercisable at the public offering price per share and will vest in equal installments over a three-year period following the consummation of this offering.

Nonemployee Directors' Stock Option Plan

         In order to attract and retain the services of non-employee members of the Board of Directors and to provide them with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in the Company, the Company has adopted the Nonemployee Directors' Stock Option Plan (the "Directors' Plan"). Pursuant to the Directors' Plan, stock options covering an aggregate of 30,000 shares of the Company's Common Stock may be granted to such non-employee directors.

         Pursuant to the Directors' Plan, each member of the Board of Directors of the Company who is not an employee of the Company (or a subsidiary) (a "Non-employee Director") and who is elected or re-elected as a director of the Company by the stockholders at any annual meeting of stockholders commencing with the first annual meeting following this offering will receive, as of the date of each such election or re-election, options to purchase 2,500 shares of the Company's Common Stock at the fair market value thereof on the date of grant. In addition, Non-employee Directors will receive options to purchase 2,500 shares of Common Stock upon their initial election or appointment as director, and all current Non-employee Directors (i.e., Messrs. Rothstein, Roncari and Weisglass) shall be granted options to purchase 2,500 shares of Common Stock at an exercise price of $5.00 per share upon the date of this Prospectus. All options granted under the Directors' Plan are to be Non-incentive Options.

Limitation of Liability and Indemnification

         Section 145 of the DGCL contains provisions entitling the Company's directors and officers to indemnification from judgments, fines, amounts paid in settlement, and reasonable expenses (including attorney's fees) as the result of an action or proceeding in which they may be involved by reason of having been a director or officer of the Company. In the Certificate, the Company has included a provision that limits, to the fullest extent now or hereafter permitted by the DGCL, the personal liability of its directors to the Company or its stockholders for monetary damages arising from a breach of their fiduciary duties as directors. Under the DGCL as currently in effect, this provision limits a director's liability except where such director (i) breaches his duty of loyalty to the Company or its stockholders, (ii) fails to act in good faith or engages in intentional misconduct or a knowing violation of law, (iii) authorizes payment of an unlawful dividend or stock purchase or redemption as provided in
Section 174 of the DGCL, or (iv) obtains an improper personal benefit. This provision does not prevent the Company or its stockholders from seeking equitable remedies, such as injunctive relief or rescission. If equitable remedies are found not be to available to stockholders in any particular case, stockholders may not have any effective remedy against actions taken by directors that constitute negligence or gross negligence.

         The Certificate and By-Laws also include provisions to the effect that (subject to certain exceptions) the Company shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify, and upon request shall advance expenses to, any director or officer to the extent that such indemnification and advancement of expenses is permitted under such law, as it may from time to time be in effect. At present, the DGCL provides that, in order to be entitled to indemnification, an individual must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company's best interests.


                             PRINCIPAL STOCKHOLDERS


         The following table sets forth information as of the date of this Prospectus and as adjusted to reflect the sale by the Company of 1,500,000 shares of Common Stock offered hereby, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company and (iii) all of the Company's officers and directors as a group.

                                           Amount and              Percentage of Shares
                                            Nature of               Beneficially Owned
Name and Address                           Beneficial        ---------------------------------
of Beneficial Owner(1)                   Ownership(2)(3)     Before Offering(3) After Offering
----------------------                   --------------      ---------------------------------

Lawrence Perl.........................       495,035(4)           18.8%               12.0%
Raymond Findley.......................       480,035              18.3%               11.6%
Harold Rothstein......................       635,278(5)           23.8%               15.3%
Raymond Roncari(6)....................       619,652              23.3%               14.9%
Stephen S. Weisglass..................       102,500               3.9%                2.5%
Joseph Basch..........................       240,000               9.1%                5.8%
All officers and directors as
  a group (six persons)...............     2,352,500              86.5%               55.8%



---------------
(1) The address for each such person is c/o American Card Technology, Inc., 1355 Terrell Mill Road, Building 1462, Suite 200, Marietta, Georgia 30067.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Prospectus upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of this Prospectus have been exercised. Assumes 2,625,000 shares of Common Stock outstanding prior to this offering and 4,125,000 shares of Common Stock outstanding immediately after this offering, before any consideration is given to outstanding options, warrants or convertible securities.

(3) Gives effect to the grant to each of Messrs. Rothstein, Roncari and Weisglass as of the date of this Prospectus of options to purchase 2,500 shares of Common Stock pursuant to the Directors' Plan.

(4) Includes 480,035 shares held by the Perl Trust, a family trust of which Mr. Perl is a beneficiary, and 12,500 shares issuable upon exercise of Bridge Warrants. Does not include shares issuable upon exercise of an option to purchase 100,000 shares granted to Shreveport Acquisition Corp. ("Shreveport"), a company which is owned by Messrs. Perl, Roncari and Rothstein (the "Shreveport Option"), which option is not exercisable within 60 days of the date of this Prospectus.

(5) Includes 587,778 shares held by the Rothstein Trust, a family trust for the benefit of the family of Harold Rothstein, and 37,500 shares issuable upon exercise of Bridge Warrants. Does not include shares issuable upon exercise of the Shreveport Option.

(6) Includes 37,500 shares issuable upon exercise of Bridge Warrants. Does not include shares issuable upon exercise of the Shreveport Option.

         Lawrence Perl, Raymond Findley, Harold Rothstein and Raymond Roncari may be deemed "promoters" of the Company, as such term is defined under the federal securities laws.

                              CERTAIN TRANSACTIONS

         Pursuant to an agreement dated as of January 1, 1993, Shreveport, a corporation founded by Lawrence Perl, the Chief Executive Officer and a director of the Company, and Raymond Roncari, a director of the Company, and currently owned by Mr. Perl, Mr. Roncari and Harold Rothstein, a director of the Company, acquired all of the outstanding stock of McKinnie, a supplier of computerized management information systems to the pari-mutuel industry, for a purchase price of $2 million, which was paid $75,000 in cash and $1,925,000 by delivery of a one-year promissory note which was guaranteed by Mr. Roncari. Concurrently with such acquisition, McKinnie entered into an agreement (the "McKinnie License Agreement") with US3 and Phoenix DataCrypt Systems, Inc. ("Phoenix"), a company of which Raymond Findley, Jr., the Company's President, Chief Operating Officer and a director, was co-founder, President and Chief Executive Officer. Pursuant to the McKinnie License Agreement, Phoenix granted to McKinnie an exclusive license to use, in connection with McKinnie's management information systems, the smart card technology and computer software owned or licensed by Phoenix (including technology then licensed by Phoenix) for use in the pari-mutuel industry and McKinnie agreed to purchase all of its smart card requirements from Phoenix, a distributor of US3's smart cards.

         In May 1994, Mr. Findley severed his relationship with Phoenix in order to pursue smart card-related business opportunities with Messrs. Perl, Roncari and Rothstein. In June 1994, Messrs. Findley, Perl, Roncari and Rothstein formed the Company to develop and market smart card technology and applications. In order to pursue their business plan, Messrs. Perl, Roncari and Rothstein elected to divest themselves of control of McKinnie. In July 1994, Shreveport sold a 51% equity interest in McKinnie to The Jockey Club Racing Services, Inc. ("The Jockey Club"). In connection therewith, The Jockey Club agreed to cause McKinnie to transfer to the Company all of McKinnie's rights to any smart card technology, including certain software technology and all rights under the McKinnie License Agreement.

         In April 1995, the Company, Phoenix and US3 elected to terminate the McKinnie License Agreement. In addition, the Company granted to McKinnie a right of first refusal pursuant to which the Company agreed that, in the event it proposes to grant any rights to sell, market and/or develop any equine-related applications of any smart card technology developed by the Company, the Company shall first offer the proposed grant to McKinnie.

         In December 1996, the Company issued to Shreveport an option (the "Shreveport Option") to purchase 100,000 shares of Common Stock at an exercise price of $5.00 per share. The Shreveport Option is exercisable at any time during the ten year period commencing 90 days following the consummation of this offering. The Shreveport Option provides that upon exercise, in lieu of a cash payment, the option may be exchanged for a number of shares of Common Stock equal to (a) the total number of shares issuable upon exercise of such option for cash, minus (b) a number of shares equal to the quotient of (i) the aggregate exercise price of the exercised portion of the option, divided by (ii) the then current market price of a share of Common Stock.

         In connection with the formation of the Company in June 1994, each of the Perl Trust, Mr. Roncari, the Rothstein Trust and Mr. Findley (collectively, the "Original Stockholders") purchased 507,500 shares of Common Stock for a purchase price of $250. In January 1995, each of the Original Stockholders sold to Robert Dixon, the Company's Vice President of Technical Operations, 5,000 shares of Common Stock for a purchase price of $1,250.

         Since the inception of the Company, the Perl Trust and Messrs. Findley, Roncari and Rothstein (either individually or through the Rothstein Trust) have made the Stockholder Loans to the Company in amounts aggregating $15,177, $15,177, $688,854 and $840,747, respectively. The Stockholder Loans bear interest at a rate per annum equal to 10% and are payable on demand. In March 1995, $250,000 of the then-outstanding principal amount of the Stockholder Loans of each of Messrs. Rothstein and Roncari was recharacterized as paid-in capital of the Company. Pursuant to an agreement among the Original Stockholders, the aggregate $500,000 Capital Contribution was allocated equally among the Original Stockholders, in consideration for which Mr. Findley issued to Mr. Roncari and the Perl Trust issued to the Rothstein Trust a Capital Contribution Note in the amount of $125,000. Pursuant to the Debt Conversion which occurred upon the consummation of the Bridge Financing in January 1997, $12,675 of the Perl Trust's Stockholder Loans, $12,675 of Mr. Findley's Stockholder Loans, $223,260 of Mr. Roncari's Stockholder Loans and $301,390 of Mr. Rothstein's Stockholder Loans were converted into 2,535, 2,535, 44,652 and 60,278 shares of Common Stock, respectively. Mr. Findley and the Perl Trust subsequently transferred 25,000 shares of Common Stock to Mr. Roncari and the Rothstein Trust, respectively, in satisfaction of the indebtedness represented by the Capital Contribution Notes. The Company intends to use a portion of the proceeds of this offering to repay up to $510,000 of any Stockholder Loans outstanding upon consummation of this offering, with any interest on the Stockholder Loans to be paid out of cash flow from operations commencing one year thereafter.

         Pursuant to an agreement dated as of July 1, 1994, the Company agreed to pay Lawrence Owen Associates, a corporation wholly owned by Mr. Perl, a monthly fee of $1,000 in consideration for the use of office space in West Hartford, Connecticut and for accounting and other general and administrative services. At December 31, 1995 and September 30, 1996, amounts due to Lawrence Owen Associates from the Company pursuant to such agreement were $18,000 and $27,000, respectively. This arrangement terminated following consummation of the Bridge Financing.

         From March through June 1995, Joseph D. Basch, the President, Chief Executive Officer and sole director of the Subsidiary, loaned the Company an aggregate of $300,000. The loans accrued interest at a rate per annum equal to 10% and were payable on demand. In July 1996, the Company and Mr. Basch entered into an agreement pursuant to which the then-outstanding principal amount of the loans, together with accrued interest thereon of approximately $30,000, was converted into an aggregate of 240,000 shares of Common Stock.

         In January 1996, the Company sold 100,000 shares of Common Stock to Stephen S. Weisglass at a price of $.25 per share. Mr. Weisglass became a director of the Company in November 1996.

         Mr. Rothstein has personally guaranteed all of the Company's indebtedness to Fleet and has pledged personal assets in the form of a certificate of deposit in the amount of $150,000 to secure such indebtedness; Mr. Roncari has personally guaranteed all of the Company's indebtedness to First Suffield; and Mr. Rothstein has pledged to Chase a certificate of deposit in the amount of $105,000 to secure the Company's indebtedness to Chase. In addition, Mr. Rothstein has agreed with the Company that, in the event a demand is made by Fleet with respect to the Fleet Loan and/or a demand is made by Chase with respect to the Chase Loan prior to the earlier of the consummation of this offering and July 1, 1997, he shall either (i) secure replacement financing to pay the amount so demanded or (ii) personally satisfy the amount demanded, either through surrender of the collateral previously pledged by him or through other means satisfactory to Fleet and/or Chase, as the case may be. In the event Mr. Rothstein elects to personally satisfy the demanded amount, the Company has agreed to reimburse Mr. Rothstein for the full amount of such payment on the earlier of the consummation of this offering and July 1, 1997. The Company intends to use $300,000 of the proceeds of this offering to repay a portion of its bank indebtedness. See "Plan of Operation - Liquidity and Capital Resources."

         In January 1997, Mr. Rothstein made the Interim Loan in the principal amount of $35,000, which was used for working capital purposes. The principal amount thereof, plus accrued interest thereon, at a rate of 10% per annum, was paid upon the consummation of the Bridge Financing with a portion of the net proceeds thereof.

         In January 1997, in connection with the Bridge Financing, the Company borrowed from Messrs. Perl, Rothstein and Roncari $175,000 and issued to them Bridge Notes in such aggregate principal amount, an aggregate of 17,500 Bridge Shares and 87,500 Bridge Warrants. The Company intends to use approximately $179,200 of the proceeds of this offering to repay such Bridge Notes (including estimated interest accrued thereon through and until such repayment date) upon the consummation of this offering.

         Although the Company believes that the foregoing transactions were on terms no less favorable to the Company than would have been available from unaffiliated third parties in arm's length transactions, there can be no assurance that this is the case. All future transactions and loans between the Company and its officers, directors and 5% stockholders will be on terms no less favorable to the Company than could be obtained from independent third parties. There can be no assurance, however, that future transactions or arrangements between the Company and its affiliates will be advantageous, that conflicts of interest will not arise with respect thereto or that if conflicts do arise, they will be resolved in favor of the Company.

                            DESCRIPTION OF SECURITIES

General

         Upon completion of this offering, the authorized capital stock of the Company will consist of 20,000,000 shares of Common Stock, $.001 par value per share, of which 4,125,000 shares will be outstanding, and 1,000,000 shares of Preferred Stock, $.001 par value per share, of which no shares will be outstanding. The following description of the securities of the Company and certain provisions of the Company's Certificate and By-Laws is a summary and is qualified in its entirety by the provisions of the Certificate and By-Laws as currently in effect.

Common Stock

         Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election if they choose to do so. The Certificate does not provide for cumulative voting for the election of directors. Holders of Common Stock will be entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation. Holders of Common Stock have no preemptive, subscription or redemption rights. The rights of the holders of the Common Stock are subject to any rights that may be fixed for holders of Preferred Stock, when and if any Preferred Stock is issued. All of the outstanding shares of Common Stock are fully paid and non-assessable. Upon issuance, all of the shares of Common Stock offered hereby will be fully paid and nonassessable.

Preferred Stock

         The Company is authorized to issue 1,000,000 shares of Preferred Stock from time to time in one or more series, which may rank senior to the Common Stock with respect to payment of dividends and in the event of the liquidation, dissolution or winding up of the Company. The Board has the power, without stockholder approval, to issue shares of one or more series of Preferred Stock, at any time, for such consideration and with such relative rights, privileges, preferences and other terms as the Board may determine (including, but not limited to, terms relating to dividend rates, redemption rates, liquidation preferences and voting, sinking fund and conversion or other rights). The rights and terms relating to any new series of Preferred Stock could adversely affect the voting power or other rights of the holders of the Common Stock or could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

Redeemable Warrants

         Each Warrant entitles the registered holder thereof to purchase one share of Common Stock, at a price of $5.00, subject to adjustment in certain
circumstances, at any time commencing       , 1998, or earlier upon the consent
 of the Underwriter, through and including           , 2002.

         The Warrants are redeemable by the Company, upon the consent of the Underwriter, at a price of $.10 per Warrant, at any time commencing after the Company has reported its first four fiscal quarters of financial results following the date of this Prospectus, upon notice of not less than 30 days, provided that the closing bid quotation of the Common Stock on all 20 trading days ending on the third day prior to the day on which the Company gives notice has been at least 150% (currently $7.50, subject to adjustment) of the then effective exercise price of the Warrants. All warrantholders have exercise rights until the close of business on the date fixed for redemption.

         In the event the Company's results of operations for the first four fiscal quarters following the date of this Prospectus reflect, on a cumulative basis during such four quarters, either revenues of under $5,000,000 or pre-tax operating losses (before interest income and expense, financing costs, taxes and extraordinary items) in excess of $1,000,000, then the exercise price of the Warrants shall decrease from $5.00 per share to $4.00 per share.

         For purposes of the foregoing provisions, the first of the aforesaid four fiscal quarters shall be the first quarter the majority of which falls after the date hereof.

         The Warrants will be issued in registered form under a Warrant Agreement between the Company and American Stock Transfer & Trust Company, as Warrant Agent. Reference is made to said Warrant Agreement for a complete description of the terms and conditions therein (the description herein contained being qualified in its entirety by reference thereto).

         The exercise price and number of shares of Common Stock or other securities issuable on exercise of the Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of the Company. However, such Warrants are not subject to adjustment for issuances of Common Stock at a price below the exercise price of the Warrants, including the issuance of shares of Common Stock pursuant to the Stock Option Plan or the Directors' Plan.

         The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the certificate completed and executed as indicated, accompanied by full payment of the exercise price (by certified check payable to the Company) to the Warrant Agent for the number of Warrants being exercised. The warrantholders do not have the rights or privileges of holders of Common Stock.

         No Warrant will be exercisable unless at the time of exercise the Company has filed a current registration statement with the Commission covering the shares of Common Stock issuable upon exercise of such Warrant and such shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of such Warrant. The Company will use its best efforts to have all such shares so registered or qualified on or before the first possible exercise date and to maintain a current prospectus relating thereto until the expiration of the Warrants, subject to the terms of the Warrant Agreement. While it is the Company's intention to do so, there can be no assurance that it will be able to do so.

         No fractional shares will be issued upon exercise of the Warrants. However, if a warrantholder exercises all Warrants then owned of record by him, the Company will pay to such warrantholder, in lieu of the issuance of any fractional shares which is otherwise issuable, an amount in cash based on the market value of the Common Stock on the last trading day prior to the exercise date.

Bridge Warrants

         The Bridge Warrants will be exercisable until January 16, 2002 at a price of $4.00 per Bridge Warrant Share, subject to adjustment. The Bridge Warrants provide that, upon exercise, in lieu of a cash payment, the Bridge Warrants to be exercised may be exchanged for a number of Bridge Warrant Shares equal to (a) the total number of Bridge Warrant Shares issuable upon exercise of such Bridge Warrants for cash minus (b) a number of Bridge Warrant Shares equal to the quotient of
(i) the aggregate exercise price of the exercised Bridge Warrants, divided by
(ii) the then current market price of a share of the Company's Common Stock.

         The Bridge Warrants are redeemable by the Company, upon the consent of the Underwriter at any time commencing on January 16, 1999, upon notice of not less than 30 days, at a price of $.10 per Bridge Warrant, provided that the closing bid quotation of the Common Stock on all 20 trading days ending on the third day prior to the date on which the Company gives notice has been at least 150% (currently $6.00, subject to adjustment) of the then effective exercise price of the Bridge Warrants. The Bridge Warrants will be exercisable until the close of business on the date fixed for redemption.

Registration Rights

         In connection with this offering, in addition to the registration obligations with respect to the shares of Common Stock issuable upon exercise of the Warrants, the Company has agreed to grant to the Underwriter certain demands and "piggyback" registration rights in connection with the 300,000 shares of Common Stock issuable upon exercise of the Underwriter's Warrants and the Warrants included therein. See "Underwriting".

         The Company has also agreed to include the Bridge Shares and the Bridge Warrant Shares in a registration statement (the "Post-IPO Registration Statement") which the Company will prepare and file and use its best efforts to have declared effective by the Commission so as to permit the public trading of the Bridge Shares and Bridge Warrant Shares pursuant thereto commencing 15 months following the date of this Prospectus. Notwithstanding the foregoing, the holders of the Registrable Securities (as defined below) have agreed not to sell any of such securities until twelve months following the date of this Prospectus.

         If the Post-IPO Registration Statement is not declared effective by the Commission within 15 months following the date of this Prospectus, then the Company shall issue to each holder of the Registrable Securities, on the first day of each month that the Post-IPO Registration Statement continues not to have been declared effective by the Commission beginning on the first day of the 16th month following the date of this Prospectus, such number of additional shares of Common Stock and additional warrants (identical to the Bridge Warrants) as is equal to 10% of the number of Bridge Shares and Bridge Warrants, respectively, held by such holder. The Bridge Shares, Bridge Warrant Shares and such additional shares and shares underlying such additional warrants are referred to herein as the "Registrable Securities."

         Once the Post-IPO Registration Statement relating to the Registrable Securities is declared effective, the Company has agreed to use its best efforts to keep it effective until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to the Post-IPO Registration Statement and (ii) the date that the holders of the Registrable Securities receive an opinion of counsel that the full amount of such securities may be freely sold by such holders without registration under the Securities Act (the "Registration Period"). If the Company fails to keep the Post-IPO Registration Statement continuously effective during the Registration Period and fails, upon the request of holders of at least 51% of the unsold Registrable Securities, to update the Post-IPO Registration Statement or file a new registration statement covering such unsold securities within 90 days of its receipt of such request, then the Company shall issue to each holder of the Registrable Securities remaining unsold, on one occasion only, such number of additional shares of Common Stock and additional warrants (identical to the warrants included in the unsold Registrable Securities) as is equal to one-quarter of the number of shares and warrants, respectively, comprising the unsold Registrable Securities held by such holder. The Company shall be obligated to cause the Registrable Securities and such additional shares and warrants (and shares underlying such additional warrants) to be registered promptly under the Securities Act, subject to the terms of a registration rights agreement entered into in connection with the Bridge Financing.

         The Company shall bear all fees and expenses incurred in the preparation and filing of the Post-IPO Registration Statement.

Antitakeover Provisions of Delaware Law

         The Company is a Delaware corporation and thus subject to Section 203 of the DGCL ("Section 203"), which is generally viewed as an anti-takeover statute. In general, Section 203 prohibits a publicly traded Delaware corporation from engaging in any "business combination" (as defined) with any "interested stockholder" (as defined) for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 662/3% of the outstanding voting stock which is not owned by the interested stockholder.

         In general, Section 203 defines a "business combination" to include:
(i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation; (iii) (subject to certain exceptions) any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an "interested stockholder" as (a) any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or (b) any entity or person affiliated with or controlling or controlled by such entity or person.

         The existence of Section 203 would be expected to have the effect of discouraging takeover attempts involving the Company, including attempts that might result in a premium over the market price of the Common Stock (if it is then publicly traded).

Transfer Agent and Registrar

         The Company's Transfer Agent, Warrant Agent and Registrar is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

Reports to Stockholders

         The Company intends to file, prior to the date of this Prospectus, an application with the Commission to register the Common Stock and Warrants under the provisions of Section 12(g) of the Exchange Act. The Company has agreed with the Underwriter that the Company will use its best efforts to continue to maintain such registration. Such registration will require the Company to comply with periodic reporting, proxy solicitation and certain other requirements of the Exchange Act.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Upon the consummation of this offering, the Company will have 4,125,000 shares of Common Stock outstanding, of which the 1,500,000 shares of Common Stock offered hereby by the Company will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an affiliate of the Company (in general, a person who has a control relationship with the Company), which shares will be subject to the resale limitations of Rule 144 under the Securities Act. All of the remaining 2,625,000 shares of Common Stock are deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, and in the future may only be sold pursuant to a registration statement under the Securities Act, in compliance with the exemption provisions of Rule 144 or pursuant to another exemption under the Securities Act. The 2,625,000 restricted shares of Common Stock will become eligible for sale under Rule 144, subject to the volume limitations prescribed by Rule 144 and to the contractual restrictions described below, at various times commencing 90 days from the date of this Prospectus.

         In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least two years is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the shares of Common Stock are quoted on Nasdaq, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least three years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

         All of the Company's officers, directors and stockholders have agreed not to sell or otherwise dispose of (other than in a private transfer) any of their shares of Common Stock for a period of 12 months from the date of this Prospectus without the prior written consent of the Underwriter (other than in the case of the Bridge Shares and Bridge Warrant Shares, which cannot be transferred during such period even with the consent of the Underwriter).

         The Company has granted the Underwriter demand and "piggyback" registration rights with respect to the Underwriter's Warrants and the shares of Common Stock and Warrants underlying the Underwriter's Warrants. The Company has also granted certain demand and "piggyback" registration rights to the holders of 125,000 shares of Common Stock and 625,000 shares of Common Stock underlying the Bridge Warrants issued in connection with the Bridge Financing.

         Under Rule 701 of the Securities Act, persons who purchase shares upon exercise of options granted prior to the date of this Prospectus are entitled to sell such shares after the 90th day following the date of this Prospectus in reliance on Rule 144, without having to comply with the holding period requirements of Rule 144 and, in case of non-affiliates, without having to comply with the public information, volume limitation or notice provisions of Rule 144. Affiliates are subject to all Rule 144 restrictions after this 90-day period, but without a holding period.

         Prior to this offering, there has been no market for the shares of Common Stock or Warrants and no prediction can be made as to the effect, if any, that market sales of shares of Common Stock or the availability of such securities for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of shares of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and the Warrants and could impair the Company's ability to raise capital through the sale of its equity securities.

                                  UNDERWRITING

         Whale Securities Co., L.P. (the "Underwriter") has agreed, subject to the terms and conditions contained in the Underwriting Agreement, to purchase 1,500,000 shares of Common Stock and 1,500,000 Warrants from the Company. The Underwriter is committed to purchase and pay for all of the Common Stock and Warrants offered hereby if any of such securities are purchased. The shares of Common Stock and Warrants are being offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to approval of certain legal matters by counsel and to certain other conditions.

         The Underwriter has advised the Company that it proposes to offer the Common Stock and Warrants to the public at the public offering prices set forth on the cover page of this Prospectus. The Underwriter may allow to certain dealers who are members of the National Association of Securities Dealers, Inc. (the "NASD") concessions, not in excess of $ per share of Common Stock and
$      per Warrant, of which not in excess of $      per share of Common Stock
and $      per Warrant may be reallowed to other dealers who are members of the
NASD.

         The Company has granted to the Underwriter an option, exercisable for 45 days from the date of this Prospectus, to purchase up to 225,000 additional shares of Common Stock and/or 225,000 additional Warrants at the respective public offering prices set forth on the cover page of this Prospectus, less the underwriting discounts and commissions. The Underwriter may exercise this option in whole or, from time to time, in part, solely for the purpose of covering overallotments, if any, made in connection with the sale of the shares of Common Stock and/or Warrants offered hereby.

         The Company has agreed to pay to the Underwriter a nonaccountable expense allowance of 3% of the gross proceeds of this offering, of which $50,000 has been paid as of the date of this Prospectus. The Company has also agreed to pay all expenses in connection with qualifying the shares of Common Stock and Warrants offered hereby for sale under the laws of such states as the Underwriter may designate, including expenses of counsel retained for such purpose by the Underwriter.

         The Company has agreed to sell to the Underwriter and its designees, for an aggregate of $165, warrants (the "Underwriter's Warrants") to purchase up to 150,000 shares of Common Stock at an exercise price of $6.75 per share (135% of the public offering price per share) and/or up to 150,000 Warrants (each to purchase one share of Common Stock at $8.25 per share) at an exercise price of $.135 per Warrant (135% of the initial public offering price per Warrant). The Underwriter's Warrants may not be sold, transferred, assigned or hypothecated for one year from the date of this Prospectus, except to the officers and partners of the Underwriter or members of the selling group, and are exercisable during the four-year period commencing one year from the date of this Prospectus (the "Warrant Exercise Term"). During the Warrant Exercise Term, the holders of the Underwriter's Warrants are given, at nominal cost, the opportunity to profit from a rise in the market price of the Common Stock. To the extent that the Underwriter's Warrants are exercised, dilution to the interests of the Company's stockholders will occur. Further, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of the Underwriter's Warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the Underwriter's Warrants. Any profit realized by the Underwriter on the sale of the Underwriter's Warrants, the underlying shares of Common Stock or the underlying Warrants, or the shares of Common Stock issuable upon any exercise of such underlying Warrants may be deemed additional underwriting compensation.

         Subject to certain limitations and exclusions, the Company has agreed, at the request of the holders of a majority of the Underwriter's Warrants, at the Company's expense, to register the Underwriter's Warrants, the shares of Common Stock and warrants underlying the Underwriter's Warrants, and the shares of Common Stock issuable upon exercise of the underlying Warrants under the Securities Act on one occasion during the Warrant

Exercise Term and to include such Underwriter's Warrants and such underlying securities in any appropriate registration statement which is filed by the Company during the seven years following the date of this Prospectus.

         The Company has agreed, in connection with the exercise of the Warrants pursuant to solicitation (commencing one year from the date of this Prospectus), to pay to the Underwriter for bona fide services provided a fee of 5% of the exercise price for each Warrant exercised, provided, however, that the Underwriter will not be entitled to receive such compensation in Warrant exercise transactions in which (i) the market price of Common Stock at the time of exercise is lower than the exercise price of the Warrants; (ii) the Warrants are held in any discretionary account; (iii) disclosure of compensation arrangements is not made, in addition to the disclosure provided in this Prospectus, in documents provided to holders of the Warrants at the time of exercise; (iv) the holder of the Warrants has not confirmed in writing that the Underwriter solicited such exercise; or (v) the solicitation of exercise of the Warrants was in violation of Rule 10b-6 promulgated under the Exchange Act. In addition to soliciting, either orally or in writing, the exercise of the Warrants, such bona fide services may also include disseminating information, either orally or in writing, to the holders of the Warrants about the Company or the market for the Company's securities, and assisting in the processing of the exercise of Warrants.

         The Underwriter acted as placement agent in connection with the Bridge Financing and received $125,000 (representing 10% of the purchase price of the Units) and a non-accountable expense allowance of $25,000.

         The Company has agreed, for a period of five years from the date of this Prospectus, upon the request of the Underwriter, to nominate and use its best efforts to elect a designee of the Underwriter as a director of the Company, or, at the Underwriter's option, as a non-voting advisor to the Company's Board of Directors. All of the Company's officers and directors, as well as the holders of a majority of the Company's outstanding stock, have agreed to vote their shares of Common Stock in favor of such designee. The Underwriter has not yet exercised its right to designate such a person.

         In addition, the Company has agreed to enter into a consulting agreement to retain the Underwriter as a financial consultant for a period of two years following the consummation of this offering at an annual fee of $30,000, the entire $60,000 payable in full, in advance. The consulting agreement will not require the consultant to devote a specific amount of time to the performance of its duties thereunder. It is anticipated that these consulting services will be provided by principals of the Underwriter and/or members of the Underwriter's corporate finance department who, however, have not been designated as of the date hereof. In the event that the Underwriter originates a financing, merger, acquisition, joint venture or other transaction to which the Company is a party, the Underwriter will be entitled to receive a finder's fee in consideration for origination of such transaction.

         The Company has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act.

         All of the Company's officers, directors and stockholders have agreed not to sell or otherwise dispose of (other than in a private transfer) any of their shares of Common Stock for a period of 12 months from the date of this Prospectus without the prior written consent of the Underwriter (other than in the case of the Bridge Shares and Bridge Warrant Shares, which cannot be transferred during such period even with the consent of the Underwriter).


         The Underwriter has informed the Company that it does not expect sales made to discretionary accounts to exceed 1% of the securities offered hereby.

         Prior to this offering, there has been no public trading market for the Common Stock or the Warrants. Consequently, the initial public offering prices of the Common Stock and Warrants and the exercise price of the Warrants have been determined by negotiations between the Company and the Underwriter. Among the factors considered in determining the initial public offering prices and the exercise price of the Warrants were the Company's financial condition and prospects, management, market prices of similar securities of comparable publicly-traded companies, certain financial and operating information of companies engaged in activities similar to those of the Company and the general condition of the securities markets.

                                  LEGAL MATTERS

         The validity of the Common Stock and Warrants offered hereby will be passed upon for the Company by Zimet, Haines, Friedman & Kaplan, New York, New York. Certain legal matters in connection with this offering will be passed upon for the Underwriter by Tenzer Greenblatt LLP, New York, New York.

                                     EXPERTS

         The financial statements included in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding uncertainties about the Company continuing as a going concern) appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission, Washington, D.C. 20549, a Registration Statement on Form SB-2, including amendments thereto, under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules filed therewith. For further information with respect to the Company and the Common Stock offered hereby, reference is made such Registration Statement, exhibits and schedules. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement of which this Prospectus forms a part, each such statement being qualified in all respects by such reference. The Registration Statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Commission:
13th Floor, Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained form the Public Reference Section of the Commission, Washington, D.C. at prescribed rates. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements. Such reports and other information may also be inspected at NASDAQ, 1735 K Street, N.W., Washington, D.C. 20006.

                                                 American Card Technology, Inc.
                                                  (a development stage company)

                                                                       Contents

================================================================================




Report of independent certified public accountants                        F-2

Financial statements:
   Balance sheets                                                         F-3
   Statements of operations                                               F-4
   Statements of stockholders' deficit                                    F-5
   Statements of cash flows                                         F-6 - F-7
   Summary of significant accounting policies                      F-8 - F-11
   Notes to financial statements                                  F-12 - F-16

Report of Independent Certified Public Accountants

To the Board of Directors
American Card Technology, Inc.

We have audited the accompanying balance sheet of American Card Technology, Inc. (a development stage company) as of December 31, 1995, and the related statements of operations, stockholders' deficit and cash flows for the period from June 21, 1994 (inception) to December 31, 1994 and the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Card Technology, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the period from June 21, 1994 (inception) to December 31, 1994 and the year ended December 31, 1995 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's dependence on outside financing, lack of existing commitments from lenders to provide necessary financing, lack of sufficient working capital, and losses since inception raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




BDO Seidman, LLP


New York, New York
August 1, 1996, except for Note 6
    which is as of December 11, 1996

                                                  American Card Technology, Inc.
                                                   (a development stage company)

                                                                  Balance Sheets

===============================================================================================================================

                                                                                  December 31,              September 30,
                                                                                      1995                      1996
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                             (unaudited)
Assets
Current:
   Cash                                                                           $     10,643               $     33,006
   Inventory                                                                             1,250                      8,092
   Prepaid expenses and other current assets                                            10,775                      7,650
---------------------------------------------------------------------------------------------------------------------------
           Total current assets                                                         22,668                     48,748
Equipment, net of accumulated depreciation of $11,808 and
   $28,562                                                                              46,677                     47,887
Other assets:
   Deferred license fee                                                                148,000                          -
   Software development costs                                                           94,608                    167,297
   Deferred financing costs                                                                  -                     69,622
   Other                                                                                 1,970                     24,743
---------------------------------------------------------------------------------------------------------------------------
                                                                                  $    313,923               $    358,297
===========================================================================================================================
Liabilities and Stockholders' Deficit
Current:
   Accounts payable                                                               $     76,645               $    259,380
   Accrued interest expense                                                             43,788                    103,228
   Other accrued expenses                                                               29,871                    121,022
   Notes payable to banks (Note 2)                                                           -                    370,000
   Notes payable to stockholders and affiliate (Note 3)                                971,024                  1,059,955
   Other payable (Note 4)                                                              148,000                          -
---------------------------------------------------------------------------------------------------------------------------
           Total current liabilities                                                 1,269,328                  1,913,585
---------------------------------------------------------------------------------------------------------------------------
Commitment and contingency (Notes 1 and 6)
Stockholders' deficit (Note 7):
   Preferred stock, $.001 par value - shares authorized 1,000,000;
      none issued                                                                            -                          -
   Common stock, $.001 par value - shares authorized
      20,000,000; issued and outstanding 2,030,000 at
      December 31, 1995 and 2,390,000 at September 30, 1996                              2,030                      2,390
   Additional paid-in capital                                                          498,970                    858,610
   Stock subscriptions receivable                                                         (250)                   (30,000)
   Accumulated deficit during the development stage                                 (1,456,155)                (2,386,288)
---------------------------------------------------------------------------------------------------------------------------
           Total stockholders' deficit                                                (955,405)                (1,555,288)
---------------------------------------------------------------------------------------------------------------------------
                                                                                  $    313,923               $    358,297
===========================================================================================================================
                                                                See accompanying summary of significant accounting policies and notes to financial statements.

                                                  American Card Technology, Inc.
                                                   (a development stage company)

                                                        Statements of Operations

====================================================================================================================================



                                                Period from                                                          Period from
                                               June 21, 1994                            Nine months ended            June 21, 1994
                                              (inception) to     Year ended               September 30,              (inception) to
                                               December 31,     December 31,      -------------------------------    September 30,
                                                   1994             1995               1995             1996              1996
------------------------------------------------------------------------------------------------------------------------------------
                                                                                           (unaudited)                (unaudited)
Revenues                                         $        -       $    73,472        $  66,262       $   19,989         $    93,461
Cost of sales                                             -            68,621           57,881           11,250              79,871
------------------------------------------------------------------------------------------------------------------------------------
        Gross profit                                      -             4,851            8,381            8,739              13,590
------------------------------------------------------------------------------------------------------------------------------------
Expenses:
   General and administrative                       427,549           841,225          636,494          826,752           2,095,526
   Write-off of license fee (Note 4)                      -           148,000                -           20,000             168,000
   Interest (Notes 2 and 3)                           6,996            37,236           23,703           92,120             136,352
------------------------------------------------------------------------------------------------------------------------------------
                                                    434,545         1,026,461          660,197          938,872           2,399,878
------------------------------------------------------------------------------------------------------------------------------------
Net loss                                         $ (434,545)      $(1,021,610)       $(651,816)       $(930,133)        $(2,386,288)
====================================================================================================================================
Pro forma loss per share                         $     (.16)      $      (.37)       $    (.24)       $    (.34)
====================================================================================================================================
Weighted average shares                           2,750,000         2,750,000        2,750,000        2,750,000
====================================================================================================================================
                                                                     See accompanying summary of significant accounting policies and notes to financial statements.


                                                  American Card Technology, Inc.
                                                   (a development stage company)

                                             Statements of Stockholders' Deficit

====================================================================================================================================

Period from June 21, 1994 (inception) to September 30, 1996
------------------------------------------------------------------------------------------------------------------------------------
                                      Common stock            Additional        Stock
                           -------------------------------     paid-in       subscription        Accumulated
                              Shares         Amount            capital        receivable           deficit              Total
------------------------------------------------------------------------------------------------------------------------------------
Issuance of shares to
   founders                 2,030,000          $2,030         $  (1,030)      $    (250)         $         -           $      750
Net loss                            -               -                 -               -             (434,545)            (434,545)
------------------------------------------------------------------------------------------------------------------------------------
Balance,
   December 31, 1994        2,030,000           2,030            (1,030)           (250)            (434,545)            (433,795)
Capital contribution
   (conversion of loan)             -               -           500,000               -                    -              500,000
Net loss                            -               -                 -               -           (1,021,610)          (1,021,610)
------------------------------------------------------------------------------------------------------------------------------------
Balance,
   December 31, 1995        2,030,000           2,030           498,970            (250)          (1,456,155)            (955,405)
Period ended
   September 30, 1996
   (unaudited)                                                                                                                  -
Issuance of shares            120,000             120            29,880         (30,000)                   -                    -
Issuance of shares for
   debt                       240,000             240           329,760               -                    -              330,000
Net loss                            -               -                 -               -             (930,133)            (930,133)
Receipt of stock
   subscriptions                    -               -                 -             250                    -                  250
------------------------------------------------------------------------------------------------------------------------------------
Balance,
   September 30, 1996
   (unaudited)              2,390,000          $2,390          $858,610        $(30,000)         $(2,386,288)         $(1,555,288)
====================================================================================================================================

                                                                        See accompanying summary of significant accounting policies and notes to financial statements.

                                                  American Card Technology, Inc.
                                                   (a development stage company)

                                                        Statements of Cash Flows

====================================================================================================================================
                                                 Period from                                                            Period from
                                                June 21, 1994                              Nine months ended           June 21, 1994
                                                (inception) to      Year ended               September 30,            (inception) to
                                                 December 31,      December 31,    ---------------------------------   September 30,
                                                     1994              1995             1995             1996               1996
------------------------------------------------------------------------------------------------------------------------------------
                                                                                               (unaudited)              (unaudited)
Cash flows from operating activities:
   Net loss                                      $ (434,545)     $(1,021,610)         $(651,816)       $(930,133)     $(2,386,288)
-----------------------------------------------------------------------------------------------------------------------------------
   Adjustments to reconcile net loss to net
      cash used in operating activities:
        Depreciation                                      -           11,808              8,468           16,754           28,562
        Issuance of debt for services
           rendered                                  72,774                -                  -                -           72,774
        Changes in assets and liabilities:
           (Increase) decrease in assets:
              Inventory                                   -           (1,250)              (554)          (6,842)          (8,092)
              Prepaid expenses and other
                current assets                       (4,769)          (6,006)            (8,548)           3,125           (7,650)
              Other assets                                -           (1,970)            (1,970)         (22,773)         (24,743)
           Increase in liabilities:
                Accounts and other
                   payable                           26,984           49,661             85,826          182,735          259,380
                Accrued expenses                     40,481           33,178             14,079          180,591          254,250
-----------------------------------------------------------------------------------------------------------------------------------
                     Total
                        adjustments                 135,470           85,421             97,301          353,590          574,481
-----------------------------------------------------------------------------------------------------------------------------------
                     Net cash used in
                        operating
                        activities                 (299,075)        (936,189)          (554,515)        (576,543)      (1,811,807)
-----------------------------------------------------------------------------------------------------------------------------------
====================================================================================================================================

                                                                     See accompanying summary of significant accounting policies and notes to financial statements.


                                                  American Card Technology, Inc.
                                                   (a development stage company)

                                                        Statements of Cash Flows

====================================================================================================================================
                                                 Period from                                                          Period from
                                                June 21, 1994                               Nine months ended         June 21, 1994
                                                (inception) to      Year ended               September 30,           (inception) to
                                                 December 31,      December 31,    ---------------------------------  September 30,
                                                     1994              1995              1995             1996             1996
------------------------------------------------------------------------------------------------------------------------------------
                                                                                             (unaudited)              (unaudited)
Cash flows from investing activities:
   Capital expenditures                          $ (25,640)      $  (32,845)           $ (30,256)        $(17,964)      $  (76,449)
   Software development costs                            -          (94,608)            (364,553)         (72,689)        (167,297)
------------------------------------------------------------------------------------------------------------------------------------
        Net cash used in investing
           activities                              (25,640)        (127,453)            (394,809)         (90,653)        (243,746)
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
   Issuance of common stock                            750                -                    -              250            1,000
   Deferred financing costs                              -                -                    -          (69,622)         (69,622)
   Borrowing on lines of credit                          -                -                    -          370,000          370,000
   Proceeds from the issuance of notes to
      stockholders                                 357,250        1,041,000              939,000          388,931        1,787,181
------------------------------------------------------------------------------------------------------------------------------------
        Net cash provided by financing
           activities                              358,000        1,041,000              939,000          689,559        2,088,559
------------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash                     33,285          (22,642)             (10,324)          22,363           33,006
Cash, beginning of period                                -           33,285               33,285           10,643                -
------------------------------------------------------------------------------------------------------------------------------------
Cash, end of period                               $ 33,285       $   10,643            $  22,961         $ 33,006       $   33,006
====================================================================================================================================
Supplemental disclosures of cash flow
   information:
      Cash paid during the period for:
        Interest                                  $      -       $        -            $     -           $      -       $        -
-----------------------------------------------------------------------------------------------------------------------------------
        Income taxes                              $      -       $        -            $     -           $      -       $        -
====================================================================================================================================
Supplemental noncash investing and
   financing information:
      Loans totaling $500,000 were converted into capital contributions in 1995.
      Notes receivable for $250 were obtained in 1994 and $30,000 in 1996 in connection with the issuance of common stock.
      Loans payable of $300,000 and accrued interest of $30,000 were extinguished in 1996 with the issuance of common stock.
====================================================================================================================================
                                                                     See accompanying summary of significant accounting policies and notes to financial statements.


                                                  American Card Technology, Inc.
                                                   (a development stage company)

                                      Summary of Significant Accounting Policies
                       (Information as of September 30, 1996 and for the periods
                                 ended September 30, 1995 and 1996 is unaudited)
================================================================================


Organization and Business               The financial statements include the
                                        accounts of American Card Technology,
                                        Inc. (a development stage company) (the
                                        "Company") and its majority-owned
                                        Canadian subsidiary, which was formed in June 1996 and whose results of operations have been immaterial through
                                        September 30, 1996. All significant
                                        intercompany accounts and transactions
                                        have been eliminated in consolidation.
                                        The Company, a Delaware corporation, was incorporated on June 21, 1994 to design, develop and market high security, flexible multiple application smart card systems.

                                        The Company is in the development stage
                                        and its activities to date have been
                                        limited to organizational activities
                                        including developing a business plan,
                                        hiring personnel and developing and
                                        enhancing its proprietary smart card
                                        technology and software, and it has only recently commenced the limited marketing of its smart card systems. Revenues to date have been immaterial.

                                        Certain stock splits were effected in
                                        1996 (see Note 7) and reflected
                                        retroactively in these financial
                                        statements.



Use of Estimates                        In preparing the financial statements in
                                        conformity with generally accepted
                                        accounting principles, management is
                                        required to make estimates and
                                        assumptions that affect the reported
                                        amounts of assets and liabilities and
                                        disclosure of contingent assets and
                                        liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.



Fair Value of Financial                 The carrying amounts of cash, accounts
Instruments                             payable and accrued expenses approximate
                                        fair value because of the short-term
                                        nature of these items. It was not
                                        considered practical to determine the
                                        current fair value of the notes payable
                                        to stockholders and affiliate.

                                                  American Card Technology, Inc.
                                                   (a development stage company)

                                      Summary of Significant Accounting Policies
                       (Information as of September 30, 1996 and for the periods
                                 ended September 30, 1995 and 1996 is unaudited)
================================================================================

Equipment                               Equipment is stated at cost, less
                                        accumulated depreciation. Depreciation
                                        is computed over the estimated useful
                                        lives (3 to 5 years) of the assets using declining balance methods.



Income Taxes                            The Company was an S corporation
                                        and, accordingly, income or losses were
                                        not subject to corporate income taxes,
                                        rather the amounts of taxable income or
                                        loss were passed through to its
                                        stockholders.

                                        In connection with the formation of a
                                        Canadian subsidiary in June 1996, the
                                        Company became a C corporation. No taxes resulted from this change in tax status. Deferred tax assets and/or liabilities are recorded for the expected future tax consequences of temporary differences between the tax basis and financial reporting basis of assets and liabilities. At September 30, 1996, deferred tax assets, relating primarily to start-up costs deferred for tax purposes, have been offset by a valuation reserve since the utilization of this amount cannot be determined.

Software Development                    Software development costs for products
Costs                                   and certain product enhancements are
                                        capitalized subsequent to the
                                        establishment of their technological
                                        feasibility (as defined in Statement of
                                        Financial Accounting Standards No. 86)
                                        based upon the existence of working
                                        models of the products which are ready
                                        for initial customer testing. Costs
                                        incurred prior to such technological
                                        feasibility or subsequent to a product's general release to customers are expensed as incurred. During 1995, the technological feasibility of the
                                        Company's basic products was established and the Company incurred and capitalized costs totaling $94,608 in 1995 and $72,689 in 1996. Amortization of these costs will commence when the products are marketed and sold.

                                        Research and development expense,
                                        charged to operations and included in
                                        general and administrative expenses in
                                        1994 and 1995 and the nine months ended
                                        September 30, 1995 and 1996,
                                        approximated $99,000, $140,000, $105,000
                                        and $128,000, respectively.

                                                  American Card Technology, Inc.
                                                   (a development stage company)

                                      Summary of Significant Accounting Policies
                       (Information as of September 30, 1996 and for the periods
                                 ended September 30, 1995 and 1996 is unaudited)
================================================================================

Deferred Financing Costs                Costs associated with the financing
                                        described in Note 1 have been deferred
                                        and will be amortized, commencing in
                                        January 1997, over the life of the debt.

Interim Financial                       The financial statements as of September
Information                             30, 1996 and for the nine months ended
                                        September 30, 1996 and 1995 are
                                        unaudited but include all adjustments
                                        (consisting of normal recurring
                                        adjustments) that the Company considers
                                        necessary for a fair presentation of its financial position, results of operations and cash flows for the interim periods. Results for the interim period ended September 30, 1996 are not necessarily indicative of results for the entire year.

Pro forma Loss Per Share                Pro forma loss per share is computed
                                        based upon the weighted average number
                                        of shares of common stock and common
                                        stock equivalents outstanding, as
                                        adjusted for the effects of applying
                                        Securities and Exchange Commission Staff
                                        Accounting Bulletin ("SAB") No. 83,
                                        using the treasury stock method.
                                        Pursuant to SAB No. 83, common stock
                                        issued by the Company at prices less
                                        than the initial public offering price
                                        during the twelve months preceding the
                                        initial filing of the registration
                                        statement of which these financial
                                        statements form a part, together with
                                        the number of shares of common stock
                                        subject to options and warrants issued
                                        during such period having exercise
                                        prices below the initial public offering price, have been treated as outstanding for all periods presented. The shares and warrants issued in January 1997
                                        (see Note 9) havebeen included in the
                                        calculation.

                                        Supplemental pro forma loss per share is $(.34) and $(.29) for the year ended December 31, 1995 and nine months ended September 30, 1996, respectively. Supplemental pro forma loss per share is computed by dividing net loss (as adjusted by approximately $37,000 for the year ended December 31, 1995 and $83,000 for the nine months ended September 30, 1996, the amount of interest expense on debt repaid with the proceeds of the January 1997 private placement (see Note 9) and the conversion of debt to equity (see Note
                                        7)), by the weighted average number of
                                        shares that would have been outstanding
                                        (2,912,000) including the shares to be
                                        sold in connection with the Company's
                                        initial public offering to fund debt
                                        repayments.

                                                  American Card Technology, Inc.
                                                   (a development stage company)

                                      Summary of Significant Accounting Policies
                       (Information as of September 30, 1996 and for the periods
                                 ended September 30, 1995 and 1996 is unaudited)
================================================================================

                                        Historical loss per share data is not
                                        considered meaningful and, therefore,
                                        not presented.

Recent Accounting                       SFAS No. 121 - In March 1995, the
Standards                               Financial Accounting Standards Board
                                        issued Statement of Financial Accounting
                                        Standards ("SFAS") No. 121, "Accounting
                                        for the Impairment of Long-Lived Assets
                                        and for Long-Lived Assets to be Disposed of", which requires that certain long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The adoption of this pronouncement in 1996 did not have a significant effect on the Company's financial statements.

                                        SFAS No. 123 - In October 1995, the
                                        Financial Accounting Standards Board
                                        issued SFAS No. 123, "Accounting for
                                        Stock-Based Compensation", which allows
                                        the choice of either the intrinsic value method or the fair value method of accounting for employee stock options. The Company has selected the option to continue the use of the current intrinsic value method in 1996.

                                                  American Card Technology, Inc.
                                                   (a development stage company)

                                                   Notes to Financial Statements
                       (Information as of September 30, 1996 and for the periods
                                 ended September 30, 1995 and 1996 is unaudited)
================================================================================

1. Basis of Presentation                The accompanying financial statements
                                        have been prepared assuming the Company
                                        will continue as a going concern. This
                                        basis of accounting contemplates the
                                        recovery of the Company's assets and the satisfaction of its liabilities in the normal course of operations. Since inception, the Company has been involved in organizational activities. The
                                        Company's ultimate ability to attain
                                        profitable operations is dependent upon
                                        obtaining additional financing adequate
                                        to complete its development activities,
                                        and to achieve a level of sales adequate to support its cost structure. Through
                                        December 31, 1995, the Company has
                                        incurred losses totaling $1,456,000 and
                                        at December 31, 1995 has a deficiency in working capital of $1,247,000. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                        The Company has entered into a letter of intent with an underwriter for a private placement of debt and equity securities and a subsequent initial public offering of equity securities. In January 1997, the private placement was consummated (see Note 9) and the Company received net proceeds of $1,020,000. Certain debt was converted to equity upon consummation of the private placement (see Note 7). If the Company is not successful in consummating the proposed initial public offering, the Company intends to fund future development activities by obtaining additional funds from investors. However, there can be no assurance that the Company will be successful in consummating its plans, or that such plans, if consummated, will enable the Company to attain profitable operations or continue as a going concern.



2. Lines of Credit                      At September 30, 1996, the Company had
                                        lines of credit with banks having an
                                        aggregate borrowing availability of
                                        $450,000, expiring in July 1997, with
                                        outstanding borrowings of $370,000.
                                        Subsequent to September 30, 1996, the
                                        balance of the lines was borrowed. The
                                        loans bear interest at the respective
                                        banks' prime interest rates. Borrowings
                                        of $150,000 under the lines of credit
                                        are secured by certificates of deposit
                                        of one of the Company's stockholders
                                        held by the banks. Another stockholder
                                        has guaranteed the balance of the loans.

                                                  American Card Technology, Inc.
                                                   (a development stage company)

                                                   Notes to Financial Statements
                       (Information as of September 30, 1996 and for the periods
                                 ended September 30, 1995 and 1996 is unaudited)
================================================================================

                                        Subsequent to September 30, 1996, the
                                        Company borrowed $150,000 from banks.
                                        The amounts are payable on demand, bear
                                        interest at prime interest rate and are
                                        secured by certificates of deposit of
                                        one of the Company's stockholders.

                                        In January 1997, the Company obtained a
                                        commitment for a new line of credit
                                        facility for $300,000 with one of the
                                        existing banks. The loan will bear
                                        interest at 8.75% and the Company will
                                        be required to maintain a minimum daily
                                        checking account balance of $350,000. No amounts have been borrowed to date.



3. Notes Payable to                     Notes payable to stockholders total
   Stockholders and                     $675,024 at December 31, 1995 and
   Affiliate                            $1,059,955 at September 30, 1996, bear
                                        interest at 10% per annum (5.63% in
                                        1995) and are payable on demand. These
                                        notes have been used to finance
                                        operations. Notes totaling $500,000 were converted to capital in 1995. Loans totaling $550,000 were converted to equity in January 1997 and the balance of the loans will be repaid from the proceeds of the proposed initial public offering (see Notes 7 and 9).

                                        Notes payable to an affiliate total
                                        $296,000 at December 31, 1995 and $-0-
                                        at September 30, 1996, bear interest at
                                        10% per annum (6.97% in 1995) and were
                                        payable on demand (see Note 7).

                                        Interest expense to stockholders and
                                        affiliate totaled $6,996 and $37,236 for the periods ended December 31, 1994 and 1995, respectively, and $23,703 and $89,939 for the periods ended September 30, 1995 and 1996, respectively.



4. Other Payable                        In 1995, the Company acquired a license
                                        for certain technology rights. The total cost was $296,000; $148,000 of which was paid upon signing the agreement and $148,000 which was payable in various amounts through December 31, 1996. The
                                        Company has paid $20,000 under the
                                        agreement through September 30, 1996.
                                        The recoverability of this fee was in
                                        question and, in 1996, the Company
                                        determined that it would not utilize the technology acquired in this license and terminated the agreement and future obligations thereunder. The licensor agreed on December 2, 1996 to waive all future obligations, including the
                                        $128,000 remaining balance of the
                                        license fee.

                                                  American Card Technology, Inc.
                                                   (a development stage company)

                                                   Notes to Financial Statements
                       (Information as of September 30, 1996 and for the periods
                                 ended September 30, 1995 and 1996 is unaudited)
================================================================================

                                        In 1995, the Company wrote off the
                                        portion of the license fee paid in cash
                                        ($148,000) and recorded an asset and
                                        liability for the remaining balance due
                                        under the agreement. In 1996, the asset
                                        was written off and the liability was
                                        reduced by $128,000. The balance
                                        ($20,000) was expensed.

5. Related Party                        In addition to the notes payable to
   Transactions                         stockholders and an affiliate (see Note
                                        3), the Company has an agreement to pay
                                        a fee of $1,000 per month to a company
                                        owned by the Company's chief executive
                                        officer (who is a major stockholder).
                                        The agreement covers accounting and
                                        various other general and administrative services performed for the Company. The agreement commenced July 1, 1994 and concluded in January 1997 upon consummation of the private placement.
                                        At December 31, 1995 and September 30,
                                        1996, $18,000 and $27,000, respectively,
                                        are payable to this affiliate for these
                                        services.

6. Commitment                           The Company rents office space in
                                        Atlanta, Georgia. The lease was
                                        originally to cover a period through
                                        2000; however, in 1996, the lease was
                                        changed to a month-to-month lease.
                                        Commencing December 1996, the Company
                                        entered into a new lease which provides
                                        for annual rent of approximately $36,000 through January 31, 2000.

                                        Rent charged to operations was $200 and
                                        $15,582 in 1994 and 1995, respectively.

7. Stockholders' Deficit                The Company's founders capitalized the
                                        Company in 1994 with $1,000. Certain
                                        stockholders either individually or
                                        through trusts have loaned funds to the
                                        Company since its incorporation. In
                                        1995, loans totaling $500,000 were
                                        converted to capital. In connection with the consummation in January 1997 of the private placement for the financing, loans totaling $550,000 were converted to 110,000 shares of common stock ($5 per share).

                                        In January 1996, the Company sold
                                        120,000 shares of stock for notes
                                        totaling $30,000. The notes bear
                                        interest at 8% per annum and are payable on July 1, 1997.

                                                  American Card Technology, Inc.
                                                   (a development stage company)

                                                   Notes to Financial Statements
                       (Information as of September 30, 1996 and for the periods
                                 ended September 30, 1995 and 1996 is unaudited)
================================================================================

                                       In July 1996, the Company issued 240,000 shares of common stock to retire the $300,000 note payable to an affiliate and related accrued interest of $30,000 ($1.375 per share) (see Note 3).

                                       On January 2, 1996, the Company effected a split of its common stock of 4.06-for-1. On December 11, 1996, the Company (i) increased its authorized shares of common stock from 1,500 to 20,000,000, (ii) authorized 1,000,000 shares of preferred stock to be issued at the discretion of the Board of Directors,
                                       (iii) changed the common stock from no
                                       par value to $.001 par value, and (iv)
                                       effected a split of its common stock of
                                       2,500-for-1. All share amounts have been retroactively adjusted to reflect the stock splits.

8. Major Customers                     The Company's sales are to two customers
   and Supplier                        for all periods presented.

                                       The Company has a contract with a
                                       supplier to provide all of the Company's requirements for smart cards and smart card hardware. The loss of this contract or substantial price increases could materially, adversely affect the Company. Failure or delay by such manufacturer in supplying cards to the Company on favorable terms could also adversely affect the Company.

9. Subsequent Events                   (a) The Company plans to enter into
                                           employment agreements with three of
                                           its executive officers and one
                                           additional employee, effective upon
                                           the consummation of the planned
                                           initial public offering. The
                                           agreements are for two or three year
                                           terms and provide for aggregate
                                           minimum annual salaries of $445,000
                                           in the first year, $545,000 in the
                                           second year, and $125,000 in the
                                           third year, plus bonuses. Under
                                           certain conditions, including death
                                           or disability of the individual, or
                                           change in control of the Company,
                                           certain additional amounts may be
                                           payable to the individuals.

                                       (b) In December 1996, the Company
                                           granted options to acquire 100,000
                                           shares of its common stock to an
                                           affiliate. The options have an
                                           exercise price of $5 a share and a
                                           10 year term.

                                                  American Card Technology, Inc.
                                                   (a development stage company)

                                                   Notes to Financial Statements
                       (Information as of September 30, 1996 and for the periods
                                 ended September 30, 1995 and 1996 is unaudited)
================================================================================

                                       (c) In December 1996, the Company
                                           adopted stock option plans for its
                                           employees and directors. The
                                           aggregate number of shares
                                           authorized under these plans is
                                           300,000. No options have been
                                           granted to date.

                                       (d) In January 1997, the Company
                                           received $1,020,000, net of costs of
                                           $230,000, through a private
                                           placement of 25 units (the "Units"),
                                           at a cost of $50,000 per Unit. Each
                                           Unit consisted of: (i) an unsecured
                                           nonnegotiable promissory note in the
                                           principal amount of $50,000 bearing
                                           interest at the rate of 9% per annum,
                                           payable semi-annually in arrears, and
                                           maturing on the earlier date to
                                           occur of: (a) the first anniversary
                                           of the initial closing (the "Initial
                                           Bridge Closing") of such bridge
                                           financing; and (b) the consummation
                                           of an initial public offering of the
                                           Company's securities registered with
                                           the Securities and Exchange
                                           Commission pursuant to the
                                           Securities Act of 1933, as amended;
                                           (ii) 5,000 shares of the common stock
                                           of the Company; and (iii) warrants
                                           exercisable until the fifth
                                           anniversary of the Initial Bridge
                                           Closing to purchase 25,000 shares
                                           of Common Stock (the "Bridge Warrant
                                           Shares") at an exercise price of
                                           $4.00 per Bridge Warrant Share,
                                           subject to adjustment in certain
                                           circumstances. At the time of the
                                           financing, notes payable to
                                           stockholders totaling $550,000 (see
                                           Note 3) were converted into 110,000
                                           shares of the Company's common
                                           stock.

===============================================================================





         No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this Prospectus, or an offer to sell or a solicitation of an offer to buy any security by any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, imply that the information in this Prospectus is correct as of any time subsequent to the date of this Prospectus.

                                 ---------------

                                TABLE OF CONTENTS

                                                                      Page
                                                                      ----
Prospectus Summary.......................................................3
Risk Factors.............................................................8
Use of Proceeds.........................................................18
Dividend Policy.........................................................19
Dilution ...............................................................20
Capitalization..........................................................21
Selected Financial Data.................................................22
Plan of Operation.......................................................23
Business ...............................................................28
Management..............................................................37
Principal Stockholders..................................................43
Certain Transactions....................................................44
Description of Securities...............................................46
Shares Eligible for Future Sale.........................................50
Underwriting............................................................51
Legal Matters...........................................................53
Experts.................................................................53
Additional Information..................................................53
Index to Financial Statements..........................................F-1

                                ---------------

         Until __________, 1997 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

===============================================================================

===============================================================================




                         AMERICAN CARD TECHNOLOGY, INC.




                        1,500,000 Shares of Common Stock
                                      and
                        Redeemable Warrants to Purchase
                        1,500,000 shares of Common Stock




                                ---------------


                                   PROSPECTUS


                                ---------------


                           Whale Securities Co., L.P.


                                          , 1997


===============================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers

    Section 102(b)(7) of the Delaware General Corporation Law ("Delaware Law") permits a provision in the certificate of incorporation of each corporation organized thereunder eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. The Certificate of Incorporation of the Registrant eliminates the personal liability of directors to the fullest extent permitted by Delaware Law.

    Section 145 of Delaware Law ("Section 145"), in summary, empowers a Delaware corporation, within certain limitations, to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any nonderivative suit or proceeding, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

    With respect to derivative actions, Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided such person meets the standard of conduct described in the preceding paragraph, except that no indemnification is permitted in respect of any claim where such person has been found liable to the corporation, unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification and determines that such person is fairly and reasonably entitled to be indemnified.

    Reference is made to Article V of the First Amended and Restated Certificate of Incorporation, and Article VII of the By-Laws, as amended, of the Registrant for the provisions which the Registrant has adopted relating to indemnification of officers, directors, employees and agents.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

    Reference is also made to Section 7 of the Underwriting Agreement filed as
Exhibit 1.1 to this Registration Statement.

    In addition to the foregoing, the Registrant maintains a directors and officers liability insurance policy insuring directors and officers of the Registrant against certain liabilities.

Item 25.  Other Expenses of Issuance and Distribution

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, in connection with the sale of the Common Stock and Warrants being registered. All amounts are estimated, except the SEC registration fee, the NASD filing fee and the Nasdaq listing fee.

                  SEC registration fee.......................................................$      $5,968
                  NASD filing fee.............................................................       2,469
                  Nasdaq listing fee..........................................................      10,000
                  Boston Stock Exchange listing fee...........................................           *
                  Underwriter's non-accountable expense allowance ............................   229,500**
                  Underwriter's consulting fee................................................      60,000
                  Legal fees and expenses.....................................................           *
                  Blue Sky expenses and legal fees............................................           *
                  Printing and engraving expenses.............................................           *
                  Registrar and transfer agent
                    fees and expenses.........................................................           *
                  Accounting fees and expenses................................................           *
                  Miscellaneous fees and expenses.............................................           *
                                                                                                     -----

                           TOTAL..............................................................    $650,000
                                                                                                  ========

-------------------
*    To be filed by amendment.
**   Assumes no exercise of the Underwriter's over-allotment option.


Item 26.  Recent Sales of Unregistered Securities

         Since its inception in June 1994, the Registrant has issued securities without registration under the Securities Act of 1933, as amended (the "Securities Act"), in the following transactions (in each case giving retroactive effect to all subsequent stock splits):

         The Registrant issued an aggregate of 2,030,000 shares of Common Stock in June 1994 to its four founders for a purchase price of $250. In January 1996, the Registrant sold 100,000 shares of Common Stock at a price of $.25 per share to a private investor who subsequently became a director at the Company in November 1996. In January 1996, the Registrant sold to a second private investor 20,000 shares of common stock at a price of $.25 per share.

         In July 1996, loans to the Registrant in the aggregate principal amount of $300,000 (plus interest) made by the President, Chief Executive Officer and sole director of a subsidiary of the Registrant were converted, pursuant to an agreement between the Company and such individual, into an aggregate of 240,000 shares of Common Stock.

         In December 1996, the Registrant issued to an entity owned by certain affiliates and directors of the Registrant an option to purchase 100,000 shares of Common Stock at an exercise price of $5.00 per share.

         In January 1997, the Registrant issued 25 Units, with each Unit consisting of 5,000 shares of Common Stock, warrants to purchase 25,000 shares of Common Stock and a promissory note in the principal amount of $50,000. The Units were purchased by 23 accredited investors (including certain officers and directors of the Registrant) in a private placement (the "Bridge Financing").

         In connection with the Bridge Financing, in January 1997, loans in an aggregate principal amount of $550,000 by the founders of the Registrant were converted into an aggregate of 110,000 shares of Common Stock.

         The sales and issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) thereof as transactions not involving a public offering and/or pursuant to regulations promulgated under the Securities Act.

Item 27.  Exhibits

         The following exhibits are filed as part of this registration statement:

  Exhibit
  Number         Description of Document
----------       -----------------------
     1.1         Form of Underwriting Agreement between Registrant and Whale Securities Co., L.P.

     3.1         First Amended and Restated Certificate of Incorporation of Registrant.

     3.2         By-Laws of Registrant.

     4.1         Form of Certificate for Common Stock.*

     4.2         Form of Public Warrant Agreement between the Registrant, American Stock Transfer & Trust
                 Company and Whale Securities Co., L.P.

     4.3         Form of Public Warrant Certificate.*

     4.4         Form of Underwriter's Warrant Agreement.

     5.1         Opinion of Zimet, Haines, Friedman & Kaplan.*

    10.1         Form of loan agreement to be entered into by the Registrant and The First National Bank of
                 Suffield.*

    10.2         Sublease dated as of November 4, 1996 between Wilson & Associates International, Inc. and the
                 Registrant re Atlanta office space.*

    10.3         Option Agreement between the Registrant and Shreveport Acquisition Corp.

    10.4         Form of Employment Agreement between the Registrant and Lawrence O. Perl.

    10.5         Form of Employment Agreement between the Registrant and Raymond Findley, Jr.

    10.6         Form of Employment Agreement between the Registrant and Robert H. Dixon.

    10.7         Form of Employment Agreement between the Registrant and Peter J. Quadagno.

    10.8         1996 Stock Option Plan.

    10.9         Form of stock option agreement in respect of 1996 Stock Option Plan.*

    10.10        Nonemployee Directors' Stock Option Plan.


    10.11 Form of stock option agreement in respect of Nonemployee Directors' Stock Option Plan.*

    23.1 Consent of Zimet, Haines, Friedman & Kaplan (included in its opinion to be filed as Exhibit 5.1).

    23.2         Consent of BDO Seidman, LLP.

    24.1         Power of Attorney (see page II-6)

    27.0         Financial Data Schedule


------------------
     * To be filed by amendment.


Item 28.  Undertakings.

         The undersigned Registrant hereby undertakes to:

         (1) file, during any period in which it offers of sells securities, a post-effective amendment to this Registration Statement to:

                  (i) include any prospectus required by Section 10(a)(3) of the Act,

                  (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement, and

                  (iii) include any additional or changed material information on the plan of distribution;

         (2) for determining liability under the Act, treat such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

         (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         The Registrant has agreed to indemnify the Underwriter and its officers, directors, partners, employees, agents and controlling persons as to any losses, claims, damages, expenses or liabilities arising out of any untrue statement or omission of a material fact contained in the registration statement. The Underwriter has agreed to indemnify the Registrant and its directors, officers and controlling persons as to any losses, claims, damages, expenses or liabilities arising out of any untrue statement or omission in the registration statement based on information relating to the Underwriter furnished by it for use in connection with the registration statement.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The Registrant hereby undertakes to provide to the Underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned in Marietta, Georgia on February 3, 1997.

                                               AMERICAN CARD TECHNOLOGY, INC.


                                               By  /s/ Raymond Findley, Jr.
                                                  Raymond Findley, Jr.
                                                  President

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lawrence O. Perl and Raymond Findley, Jr., and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 has been signed below by the following persons in the capacities and on the dates stated:

Name                              Title                                Date
----                              ----                                 ----

/s/ Lawrence O. Perl          Chief Executive Office            February 3, 1997
------------------------      and Director
Lawrence O. Perl              (Principal Executive Officer,
                              Principal Financial Officer and
                              Principal Accounting Officer)


 .
/s/ Raymond Findley, Jr       President, Chief Operating        February 3, 1997
------------------------      Officer and Director
Raymond Findley, Jr.



/s/ Harold Rothstein          Director                          February 3, 1997
------------------------
Harold Rothstein



/s/ Raymond Roncari           Director                          February 3, 1997
------------------------
Raymond Roncari



/s/ Stephen S. Weisglass      Director                          February 3, 1997
------------------------
Stephen S. Weisglass



                                 EXHIBIT INDEX

 Exhibit
  Number         Description of Document
----------       -----------------------
     1.1         Form of Underwriting Agreement between Registrant and Whale Securities Co., L.P.

     3.1         First Amended and Restated Certificate of Incorporation of Registrant.

     3.2         By-Laws of Registrant.

     4.1         Form of Certificate for Common Stock.*

     4.2         Form of Public Warrant Agreement between the Registrant, American Stock Transfer & Trust
                 Company and Whale Securities Co., L.P.

     4.3         Form of Public Warrant Certificate.*

     4.4         Form of Underwriter's Warrant Agreement.

     5.1         Opinion of Zimet, Haines, Friedman & Kaplan.*

    10.1         Form of loan agreement to be entered into by the Registrant and The First National Bank of
                 Suffield.*

    10.2         Sublease dated as of November 4, 1996 between Wilson & Associates International, Inc. and the
                 Registrant re Atlanta office space.*

    10.3         Option Agreement between the Registrant and Shreveport Acquisition Corp.

    10.4         Form of Employment Agreement between the Registrant and Lawrence O. Perl.

    10.5         Form of Employment Agreement between the Registrant and Raymond Findley, Jr.

    10.6         Form of Employment Agreement between the Registrant and Robert H. Dixon.

    10.7         Form of Employment Agreement between the Registrant and Peter J. Quadagno.

    10.8         1996 Stock Option Plan.

    10.9         Form of stock option agreement in respect of 1996 Stock Option Plan.*

    10.10        Nonemployee Directors' Stock Option Plan.

    10.11        Form of stock option agreement in respect of Nonemployee
                 Directors' Stock Option Plan.*

    23.1 Consent of Zimet, Haines, Friedman & Kaplan (included in its opinion to be filed as Exhibit 5.1).

    23.2         Consent of BDO Seidman, LLP.

    24.1         Power of Attorney (see page II-6)

    27.0         Financial Data Schedule

------------------
     * To be filed by amendment.